UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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VERINT SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

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330 South Service Road
Melville, New York 11747
December 10, 2010
Dear Verint Systems Inc. Stockholder:
You are cordially invited to attend the Fiscal 2010 Annual Meeting of Stockholders of Verint Systems Inc., which will be held on Thursday, January 6, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803.
All holders of record of Verint Systems Inc. common stock and Series A Convertible Preferred Stock (“Preferred Stock”) as of November 26, 2010 are entitled to vote at the Fiscal 2010 Annual Meeting.
As described in the accompanying Notice and Proxy Statement, you will be asked to elect members of the Verint board of directors for terms expiring at the annual meeting to be held in 2011 and to ratify the appointment of Deloitte & Touche LLP as Verint’s independent registered public accounting firm for the year ending January 31, 2011.
Enclosed is our 2010 Proxy Statement, our Annual Report to Stockholders for the year ended January 31, 2010, and your proxy card or voting instruction card. If you are the registered holder of your shares, then you may vote your shares by signing, dating, and returning the enclosed proxy card without delay in the enclosed return envelope. If you hold your shares in “street name” through a bank, broker, or other nominee, then you may vote your shares by mailing your signed voting instruction card in the enclosed return envelope.

Sincerely,

Dan Bodner President and Chief Executive Officer

Verint Systems Inc.
330 South Service Road
Melville, New York 11747
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON, JANUARY 6, 2011
The Fiscal 2010 Annual Meeting of Stockholders of Verint Systems Inc. (“Verint”), a Delaware corporation, will be held on Thursday, January 6, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803 (the “Fiscal 2010 Annual Meeting”) for the following purposes:
(1)	To elect members of the Verint board of directors to serve for the following year and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2011; and
(3)	To transact such other business as may properly come before the Fiscal 2010 Annual Meeting or any adjournment or postponement thereof.
The board of directors has fixed the close of business on November 26, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Fiscal 2010 Annual Meeting or any adjournment or postponement thereof.
A list of stockholders entitled to vote at the Fiscal 2010 Annual Meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at our principal executive offices, located at 330 South Service Road, Melville, New York 11747, during the ten days preceding the Fiscal 2010 Annual Meeting.

By Order of the Board of Directors,
Peter Fante Secretary
December 10, 2010
YOUR VOTE IS IMPORTANT. IF YOU ARE THE REGISTERED HOLDER OF YOUR SHARES, THEN YOU MAY VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED RETURN ENVELOPE. IF YOU HOLD YOUR SHARES IN “STREET NAME” THROUGH A BANK, BROKER, OR OTHER NOMINEE, PLEASE FOLLOW THE SPECIFIC INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 6, 2011: THE PROXY MATERIALS, INCLUDING THE 2010 ANNUAL REPORT, ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Verint Systems Inc.
330 South Service Road
Melville, New York 11747
PROXY STATEMENT
We first mailed this proxy statement, proxy card, and our Annual Report for the year ended January 31, 2010 to stockholders entitled to vote at the Fiscal 2010 Annual Meeting on or about December 10, 2010. The Fiscal 2010 Annual Meeting will be held on Thursday, January 6, 2011, at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803. Directions to the Fiscal 2010 Annual Meeting can be found at the back of this proxy statement.
QUESTIONS AND ANSWERS ABOUT THE FISCAL 2010 ANNUAL MEETING
Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Fiscal 2010 Annual Meeting.
Questions Relating to Proxy Materials
Q: Why did I receive this proxy statement?
A: The board of directors is soliciting your proxy to vote at the Fiscal 2010 Annual Meeting because you were a holder of Verint Systems Inc. common stock or Preferred Stock as of November 26, 2010 (the “Record Date”) and are entitled to vote at the Fiscal 2010 Annual Meeting. As of the Record Date, there were 36,668,137 shares of common stock outstanding and 293,000 shares of Preferred Stock outstanding. This proxy statement summarizes the information you need to know to vote on the proposals expected to be presented at the Fiscal 2010 Annual Meeting.
Q: What does it mean if I receive more than one set of proxy materials?
A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple paper proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a set of proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please follow the instructions on each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Questions Relating to Voting
Q: What are the voting recommendations of the board of directors?
A: The board of directors recommends the following votes:
•	FOR each of the director nominees (Proposal No. 1);
•	FOR ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accounting firm for the year ending January 31, 2011 (Proposal No. 2); and
•	In accordance with their judgment on any other matters which may properly come before the meeting.
Q: Will any other matters be voted on?
A: We are not aware of any other matters that will be brought before the stockholders for a vote at the Fiscal 2010 Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize your appointed proxies to vote on such matters using their discretion.
Q: How many votes do I have?
A: Each share of common stock that you owned at the close of business on the Record Date is entitled to one vote. Each share of Preferred Stock that you owned at the close of business on the Record Date is entitled to 30.6185 votes. These shares include:
•	shares held directly in your name as the “stockholder of record”; and
•	shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name”.
The common stock and the Preferred Stock vote together on all matters.
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•	Stockholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered the stockholder of record, and the proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Fiscal 2010 Annual Meeting.
•	Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, or their nominee, who is the record stockholder for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote and are also invited to attend the Fiscal 2010 Annual Meeting, but you may instruct your designee to vote your shares as described below. Since you are not the stockholder of record, you may not vote these shares in person at the Fiscal 2010 Annual Meeting. You may vote shares beneficially held by you as set out in the voting instruction card you receive from your broker, bank, or their nominee.

Q: How do I vote?
A: You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If your shares are held in the name of your broker, bank or other nominee, you should submit voting instructions to your bank, broker, or other nominee. Please refer to the voting instruction card included in these proxy materials by your bank, broker, or other nominee. When a proxy is returned properly, the shares represented by the proxy will be voted in accordance with your instructions. You are urged to specify your choice by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the proxies listed on the proxy card.
You may also come to the Fiscal 2010 Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Fiscal 2010 Annual Meeting, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on the Record Date.
Q: Can I change my vote?
A: If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Fiscal 2010 Annual Meeting by:
•	notifying our Secretary in writing before the Fiscal 2010 Annual Meeting that you have revoked your proxy;
•	signing and delivering a later dated proxy to our Secretary; or
•	voting in person at the Fiscal 2010 Annual Meeting.
Any such written notice or later dated proxy must be received by our Secretary at our principal executive offices or at the Fiscal 2010 Annual Meeting before the vote at the Fiscal 2010 Annual Meeting. If you are a beneficial owner, you may submit new voting instructions only by contacting your bank, broker, or other nominee.
Q: What will happen if I do not instruct my bank, broker, or other nominee how to vote?
A: If you are a beneficial owner and you do not instruct your bank, broker, or other nominee how to vote, your bank, broker, or other nominee may vote your shares at its discretion on routine matters but not on non-routine matters. The ratification of the independent registered public accounting firm (Proposal No. 2) is the only routine matter being presented at the Fiscal 2010 Annual Meeting. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “FOR” Proposal No. 2.
Conversely, the election of directors (Proposal No. 1) is a non-routine matter, and banks, brokers, and other nominees cannot vote on this matter without instructions from the beneficial owner. Without your voting instructions on this matter, a “broker non-vote” will occur. Shares held by brokers and banks that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the Fiscal 2010 Annual Meeting. Accordingly, broker non-votes will have no impact on the calculation of votes on any of the proposals submitted, but will be viewed as present for quorum purposes.

Q: Who are the proxies and what do they do?
A: The persons named as proxies in the proxy materials, Dan Bodner, Douglas Robinson and Peter Fante, were designated by the board of directors. All properly submitted votes will be counted (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the paper proxy card or voting instruction card, it will be voted in accordance with the instructions you indicate.
Q: How are votes counted?
A: The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:
•	FOR the nominees for directors named in this proxy statement;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2011; and
•	in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Fiscal 2010 Annual Meeting.
Q: How many shares must be present to hold the Fiscal 2010 Annual Meeting?
A: Holders of a majority of the issued and outstanding shares of our common stock and Preferred Stock as of the Record Date must be represented in person or by proxy at the Fiscal 2010 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “withhold” votes, and broker non-votes also will be counted in determining whether a quorum exists.
Q: What vote is required to approve each proposal?
A: So long as there is a quorum, the voting requirement for each of the proposals is as follows:
•	The election of directors will be made by a plurality of votes cast at the Fiscal 2010 Annual Meeting. That means the 9 nominees receiving the highest number of votes will be elected. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected.
•	The proposal for the ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2011 requires the affirmative “FOR” vote of the majority of those shares present in person or represented by proxy and entitled to vote at the Fiscal 2010 Annual Meeting. Abstentions are not counted as votes “for” or “against” this proposal.
Q: What is the impact of shares owned by Comverse Technology, Inc. on the vote?
A: We are considered a “controlled company” under the listing rules of the NASDAQ stock market based on Comverse’s ownership of more than 50% of our voting power. We expect that Comverse will vote for the election of the nominees proposed by the Board and the ratification of the appointment of Deloitte & Touche LLP. The affirmative vote of Comverse will be sufficient to elect the nominees named herein and to ratify of the appointment of Deloitte & Touche LLP.

Q: Who is paying the costs of soliciting these proxies?
A: The expense of this solicitation, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, proxy card and proxy statement, will be borne by us. In addition to the solicitation of proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and we will reimburse them for their expenses in forwarding these materials.
Q: What do I need to do to attend the Fiscal 2010 Annual Meeting?
A: You are entitled to attend the Fiscal 2010 Annual Meeting only if you were a stockholder of record as of the close of business on November 26, 2010 or hold a valid proxy for the Fiscal 2010 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank or nominee, and you wish to attend the meeting, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to November 26, 2010, a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. If you are not a stockholder of record, note that you will not be able to vote your shares at the meeting unless you have a proxy from your broker. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Fiscal 2010 Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
All of our directors are elected at each annual meeting to serve until their successors are duly elected and qualified or their earlier death, resignation, or removal. The board of directors has nominated the persons named below, each of whom is presently serving on our board of directors, for election as directors. As of the date of this proxy statement, the board of directors consists of eleven directors and two vacancies. Kenneth A. Minihan and Lauren Wright, who currently serve on the board of directors, will not be standing for re-election at the Fiscal 2010 Annual Meeting. Immediately following the Fiscal 2010 Annual Meeting, if all of the nominees are elected to the board of directors, we expect to have nine directors and four vacancies. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Please see “Corporate Governance” for a discussion of how our board composition is affected by our status as a “controlled company” within the meaning of relevant NASDAQ Listing Rule 5615(c).
Each of the nominees was recommended for reelection by the corporate governance and nominating committee and has been approved by the board of directors. Each of the nominees has consented to serve for the new term if elected. If any nominee becomes unavailable for any reason or should an additional vacancy occur before the election, which events are not anticipated, your proxy authorizes us to vote for such other person as a director. The board of directors has no reason to believe that the persons named as nominees will be unable to serve. A plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors is required to elect each director under applicable Delaware law. That means the nominees will be elected if they receive more affirmative votes than any other nominees. Because directors need only be elected by a plurality of the vote, abstentions, broker non-votes, and withheld votes will not affect whether a particular nominee has received sufficient votes to be elected.
As described in detail below, our nominees have considerable professional and business experience. The recommendation of our board of directors is based on its carefully considered judgment that the experience, record, and qualifications of our nominees make them the best candidates to serve on our board of directors. The board of directors believes that each of the nominees listed brings strong skills and extensive experience to the board of directors, giving the board of directors as a group the appropriate skills to exercise its oversight responsibilities.

Name	Age	Director Since	Position(s)
Paul D. Baker	52	2002	Director
Dan Bodner	52	1994	President, Chief Executive Officer, Corporate Officer, and Director
John Bunyan	58	2008	Director
Charles Burdick	59	2010	Director
Andre Dahan	61	2007	Chairman of the Board of Directors, Director
Victor A. DeMarines	73	2002	Director
Larry Myers	72	2003	Director
Howard Safir	68	2002	Director
Shefali Shah	39	2007	Director

Paul D. Baker has served as one of our directors since May 2002. Mr. Baker also serves as Vice President, Corporate Marketing and Corporate Communications of Comverse, a position he has held since joining Comverse in April 1991. Mr. Baker is also a member of the board of directors of Ulticom, Inc., a Comverse majority-owned public company and former operating subsidiary of Comverse. Mr. Baker was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Mr. Baker’s management and business experience within the technology and software industries and experience in serving as a director of another public company qualify him to serve as a director.
Dan Bodner serves as our President, Chief Executive Officer, a director, and Corporate Officer. Mr. Bodner has served as our President and/or Chief Executive Officer and as a director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours when we were a subsidiary of Comverse. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse. The board of directors has concluded that Mr. Bodner’s position as our Chief Executive Officer, intimate knowledge of our operations, assets, customers, growth strategies, competitors, and industry make-up, vast expertise in software development, intelligence, and security, and management experience give him the skills and qualifications to serve as a director.
John Bunyan has served as one of our directors since March 2008. Mr. Bunyan also serves as Chief Marketing Officer of Comverse, a position he has held since October 2007. Prior to joining Comverse, Mr. Bunyan was President of Intelliventure LLC, a marketing and strategy firm, of which he remains a member, although the company is currently inactive. He also served as Senior Vice President of Mobile Multimedia Services at AT&T Wireless from November 2001 to April 2005 and was responsible for the consumer wireless data business. Before then, Mr. Bunyan served as Senior Vice President of Marketing at Dun & Bradstreet, and prior to that, as Executive Vice President of Marketing at Reuters Americas. Mr. Bunyan is also a member of the board of directors of Ulticom, Inc., a Comverse majority-owned public company and former operating subsidiary of Comverse, and Starhome, B.V., a Comverse majority-owned subsidiary and a global provider of mobile roaming technology and services as well as one other wholly owned subsidiary of Comverse. Mr. Bunyan was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Mr. Bunyan’s extensive management and business experience, in particular his expertise in marketing in the technology and software industries, and experience in serving as a director of another public company, qualify him to serve as a director.
Charles Burdick has served as one of our directors since October 2010. Mr. Burdick has been an independent director on Comverse’s board of directors since December 2006 and chairman of its board since March 2008. Mr. Burdick has an extensive background in telecommunications and media, with over 25 years experience in the industry. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as an independent non-executive director and Chairman of the Compensation Committee of CTC Media, a leading independent media company in Russia and as an independent non-executive director of Transcom WorldWide S.A., a Luxembourg based global provider of outsourced customer and credit management services. The board of directors has concluded that Mr. Burdick’s business expertise, leadership skills, and experience in serving as a chief executive officer, chief financial officer, and director of other public companies give him the qualifications and skills to serve as a director.

Andre Dahan has served as one of our directors since July 2007 and as Chairman of the Board of Directors since March 2008. Mr. Dahan has also served as Comverse’s President and Chief Executive Officer and President since April 2007. Since November 2007, Mr. Dahan has served as President and Chief Executive Officer of Comverse, Inc., a wholly-owned subsidiary of Comverse. Prior to joining Comverse, Mr. Dahan was President and Chief Executive Officer of Mobile Multimedia Services at AT&T Wireless from July 2001 to December 2004. From 1997 to 2001, Mr. Dahan served in various positions with Dun & Bradstreet, a global business information and business tools provider, including as Senior Vice President, Electronic Commerce of The Dun & Bradstreet Corporation from 2000 to 2001, as President of eccelerate.com, Inc. (a subsidiary of Dun & Bradstreet) from 1999 to 2001, as President of Dun & Bradstreet, North America and Global Accounts from 1999 to 2000, and as President of Dun & Bradstreet U.S. from 1997 to 1999. Previously, he served as Senior Vice President of World Wide Operations for Sequent Computers from 1996 to 1997, and in various management positions at Teradata Corporation from 1986 to 1995. Mr. Dahan serves as a director of Comverse, Comverse, Inc. (and several of its subsidiaries), Ulticom, Inc., a Comverse majority-owned publicly-traded subsidiary and a provider of network signaling and information delivery solutions, and Starhome B.V., a Comverse majority-owned subsidiary and a provider of wireless service mobility solutions. Mr. Dahan also served on the board of directors of (a) NeuStar, Inc., a public company that provides clearinghouse services to the communications and Internet industries, from 2006 until 2007 and (b) Palmsource, Inc., a public company that provides advanced software technologies to the mobile and beyond-PC markets from 2005 until 2006. He currently serves as a member of the board of directors of Ulticom, Inc., a Comverse majority-owned public company and former operating subsidiary of Comverse, Starhome, B.V., also a Comverse majority-owned company and a global provider of mobile roaming technology and services, as well as numerous other directly and indirectly wholly owned subsidiaries of Comverse. Mr. Dahan was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Mr. Dahan’s business expertise, industry experience, leadership skills, and experience in serving as a director of other public companies qualify him to serve as Chairman of the Board.
Victor A. DeMarines has served as one of our directors since May 2002. In May 2000, Mr. DeMarines retired from his position as President and Chief Executive Officer of MITRE Corporation, a nonprofit organization, which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Department of Homeland Security, the Internal Revenue Service, and several organizations in the U.S. intelligence community. Mr. DeMarines served in this capacity with MITRE Corporation beginning in 1995, and since retiring serves as a director. Mr. DeMarines currently also serves as a director of NetScout Systems, Inc., a provider of network performance solutions. He serves as a member of the Strategic Command Advisory Group. Mr. DeMarines served as a Presidential Executive with the Department of Transportation and is a Lieutenant of the U.S. Air Force. The board of directors has concluded that Mr. DeMarines’ financial and business expertise, including a diversified background of managing a security-based company and serving as a director of a public technology company, give him the qualifications and skills to serve as a director.

Larry Myers has served as one of our directors since August 2003. Since November 1999, Mr. Myers has been retired from his position of Senior Vice President, Chief Financial Officer, and Treasurer of MITRE Corporation, a nonprofit organization that provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Department of Homeland Security, the Internal Revenue Service, and several organizations in the U.S. intelligence community. Mr. Myers served in this capacity with MITRE Corporation beginning in 1991. Prior to that, Mr. Myers served as Controller for Fairchild Industries, Inc. Mr. Myers received his MBA from Ohio State University. The board of directors has concluded that Mr. Myers’ financial and business expertise, including a strong background of managing a software and security-based company and his experience serving as a chief financial officer give him the qualifications and skills to serve as a director.
Howard Safir has served as one of our directors since May 2002. Since July 2010 Mr. Safir has served as Chief Executive Officer of VRI Technologies LLC, a security consulting and law enforcement integrator. From December 2001 until June 2010, Mr. Safir served as the Chairman and Chief Executive Officer of SafirRosetti, a provider of security and investigation services and a wholly owned subsidiary of Global Options Group Inc. Mr. Safir served as the Vice Chairman of Global Options Group Inc. since its May 2005 acquisition of SafirRosetti until June 2010. He served as Chief Executive Officer of Bode Technology, also a wholly owned subsidiary of Global Options Group Inc., from February 2007 to June 2010. Mr. Safir also currently serves as a director of (a) Implant Sciences Corporation, an explosives device detection company and (b) LexisNexis Special Services, Inc., a leading provider of information and technology solutions to government. During his career, Mr. Safir served as the 39th Police Commissioner of the City of New York, as Associate Director for Operations, U.S. Marshals Service, and as Assistant Director of the Drug Enforcement Administration. Mr. Safir was awarded the Ellis Island Medal of Honor among other citations and awards. The board of directors has concluded that Mr. Safir’s experience serving as the Police Commissioner of the City of New York and other U.S. law enforcement agencies is a key asset in terms of providing valuable guidance with respect to our security business. In addition to his law enforcement service, the board of directors has determined that Mr. Safir’s financial and business expertise and networks, including a diversified background of managing and serving as a director of public technology and security-based companies, strengthen the board of directors’ collective qualifications and give him the qualifications and skills to serve as a director.

Shefali Shah has served as one of our directors since September 2007. Since March 2010, Ms. Shah has served as Senior Vice President, General Counsel and Corporate Secretary of Comverse. From March 2009 to March 2010, Ms. Shah served as the Acting General Counsel and Corporate Secretary of Comverse and from June 2006 through March 2009, Ms. Shah served as Associate General Counsel and Assistant Secretary of Comverse. Prior to joining Comverse, Ms. Shah was an attorney in the corporate practice group of Weil, Gotshal & Manges LLP from September 2002 to June 2006. Ms. Shah also serves as a member of the board of directors of Ulticom, Inc., a Comverse majority-owned public company and former operating subsidiary of Comverse, and Starhome, B.V., a Comverse majority-owned subsidiary and a global provider of mobile roaming technology and services as well as numerous other wholly owned subsidiaries of Comverse. Ms. Shah was nominated by Comverse to serve as a member of our board of directors. The board of directors has concluded that Ms. Shah’s legal expertise, including her experience representing technology companies while in private practice, qualify her to serve as a director.
The board of directors unanimously recommends that you vote “FOR” the nominees named above.

PROPOSAL NO. 2
RATIFICATION OF APPROVAL OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
The audit committee has recommended Deloitte & Touche LLP to act as Verint’s independent registered public accountants for the year ending January 31, 2011. The audit committee has directed that such appointment be submitted to our stockholders for ratification at the Fiscal 2010 Annual Meeting. Deloitte & Touche LLP was Verint’s firm of independent registered public accountants for the year ended January 31, 2010.
Stockholder ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants is not required. The audit committee, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP or another firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different accounting firm at any time during the year ending January 31, 2011 if the audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Fiscal 2010 Annual Meeting and will have an opportunity to make a statement, if they so desire. They will be also available to respond to appropriate questions.
The board of directors unanimously recommends that you vote “FOR” Proposal No. 2.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Fiscal 2010 Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters. The chairman of the Fiscal 2010 Annual Meeting may refuse to allow presentation of a proposal or a nominee for the board of directors if the proposal or nominee was not properly submitted.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
All of our employees, including our executive officers, are required to comply with our Code of Conduct. Additionally, our Chief Executive Officer, Chief Financial Officer, and senior officers must comply with our Code of Business Conduct and Ethics for Senior Officers. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The text of the Code of Conduct and the Code of Business Conduct and Ethics for Senior Officers is available on our website (www.verint.com) under the “Investor Relations” tab and is available in print. We will also post on our website any amendment to, or waiver from, a provision of our policies as required by law.
Board Leadership Structure and Role in Risk Oversight
The board of directors believes that the person who holds the position of our Chief Executive Officer should also serve as one of our directors. We currently separate the roles of Chief Executive Officer and Chairman of the Board which reflects our belief at this time that our stockholders’ interests are best served by the day-to-day management direction of the Company under Mr. Bodner, as President and Chief Executive Officer, and the leadership and energy brought to the board of directors by our Chairman of the Board, Mr. Dahan. Our Chief Executive Officer is most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy, while our Chairman of the Board provides guidance to the Chief Executive Officer, presides over meetings of the full board of directors, and brings a depth of varied business and management experience to our organization.
The board of directors, as a whole, and in particular the audit committee of the board of directors, has an active role in overseeing management of our risks. The board of directors believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the board of directors or relevant committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making. The board of directors and audit committee of the board of directors regularly receive information regarding our credit, liquidity, and operations from senior management. During its review of such information, the board of directors discusses, reviews, and analyzes risks associated with each area, as well as risks associated with new business ventures. The compensation committee of the board of directors discusses, reviews, and analyzes risks associated with our executive compensation plans and arrangements. See “Compensation Discussion and Analysis” for additional information. The audit committee of the board of directors oversees management of financial and compliance risks and potential conflicts of interest, and the entire board of directors is regularly informed through audit committee reports about such risks.
Director Independence; Controlled Company Exemption
As required by the rules of NASDAQ, the board of directors evaluates the independence of its members at least once annually and at other appropriate times (e.g., in connection with a change in employment status or other significant status changes) when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

The board of directors has determined that Messrs. Burdick, DeMarines, Minihan, Myers, and Safir are “independent” for purposes of NASDAQ’s governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)), and, with respect to Messrs. DeMarines, Minihan, Myers, and Safir, the requirements of both the SEC and NASDAQ that all members of the audit committee satisfy a special “independence” definition. The full board of directors has determined that Messrs. Burdick, Minihan, DeMarines, Myers, and Safir not only are “independent” under the objective definitional criteria established by the SEC and NASDAQ, but also qualify as “independent” under the separate, subjective determination required by NASDAQ that, as to each of these directors, no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Both our audit committee and our stock option committee are composed solely of independent directors. The board of directors also has determined that Mr. Myers is an “audit committee financial expert”, as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Mr. Myer’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the audit committee and/or the board of directors.
The remaining members of the board of directors do not satisfy these “independence” definitions because they are either executive officers of ours or have been chosen by and/or are affiliated with our controlling stockholder, Comverse, in a non-independent capacity. Because we are eligible to be a “controlled company” (within the meaning of relevant NASDAQ Listing Rule 5615(c)), we are exempt from certain NASDAQ Listing Rules that would otherwise require us to have a majority independent board and fully independent standing nominating and compensation committees. We determined that we are such a “controlled company” because Comverse holds more than 50% of the voting power for the election of our directors. If Comverse’s voting power were to fall below 50%, however, we would cease to be permitted to rely on the controlled company exception and would be required to have a majority independent board and fully independent standing nominating and compensation committees. The board of directors has determined that a board consisting of between seven and thirteen members is appropriate at the current time and has currently set the number at thirteen members, and will evaluate such determination from time to time. As of the date of this proxy statement, the board of directors consists of eleven directors (with two vacancies) and has four standing committees: the corporate governance and nominating committee, the audit committee, the compensation committee, and the stock option committee. Immediately following the Fiscal 2010 Annual Meeting, if all of the nominees are elected to the board of directors, we expect to have nine directors (with four vacancies).
Special Meeting of Stockholders
At a special meeting of our stockholders, held on October 5, 2010, the conversion feature of our Preferred Stock and our Verint Systems Inc. 2010 Long-Term Stock Incentive Plan were approved by our stockholders.
Director Compensation
Non-Employee Director Compensation for the Year ended January 31, 2010

The following table summarizes the cash and equity compensation earned by each member of the board of directors during the year ended January 31, 2010 for service as a director.

		Fees Earned or	Stock		Option
		Paid in Cash	Awards		Awards	Total
Name		($)(1)	($)(2)		($)(2)	($)
Baker, Paul	(4)	—	—		—	—
Bodner, Dan		—	—		—	—
Bunyan, John	(4)	—	—		—	—
Dahan, Andre	(4)	—	—		—	—
DeMarines, Victor		144,750	16,950	(3)	—	161,700
Minihan, Kenneth		132,750	16,950	(3)	—	149,700
Myers, Larry		196,500	16,950	(3)	—	213,450
Safir, Howard		147,000	16,950	(3)	—	163,950
Shah, Shefali	(4)	—	—		—	—
Spirtos, John	(4),(5)	—	—		—	—
Swad, Stephen	(4),(6)	—	—		—	—
Wright, Lauren	(4)	—	—		—	—

(1)	Represents amount earned for board of directors service during the year indicated regardless of the year of payment.

(2)	Reflects the aggregate grant date fair value computed in accordance with applicable accounting standards.

(3)	On March 19, 2009, each of Messrs. DeMarines, Minihan, Myers, and Safir received an award of 5,000 shares of restricted stock in respect of board of directors service for the year ended January 31, 2010, vesting May 16, 2010. These were the only equity awards made to our directors (for service as directors) in the year ended January 31, 2010. The fair value on the date of board of directors approval of each of these awards was $16,950 based on a closing price of our common stock of $3.39 on March 19, 2009.

(4)	Comverse-designated director.

(5)	Resigned from the board of directors June 12, 2009.

(6)	Resigned from the board of directors October 10, 2010.

The following table summarizes the aggregate number of unvested stock options and unvested shares of restricted stock held by each member of our board of directors (granted for service as a director) as of the end of the year ended January 31, 2010.

	Unvested	Unvested Stock
	Options	Awards
Name	(#)	(#)
Baker, Paul	—	—
Bodner, Dan	—	—
Bunyan, John	—	—
Dahan, Andre	—	—
DeMarines, Victor	—	5,000
Minihan, Kenneth	—	5,000
Myers, Larry	—	5,000
Safir, Howard	—	5,000
Shah, Shefali	—	—
Spirtos, John	—	—
Swad, Stephen	—	—
Wright, Lauren	—	—
Non-Independent Directors
Our non-independent directors, including certain Comverse designees and employee directors, do not currently receive any cash compensation for serving on the board of directors or any committee of the board of directors. These directors may receive grants of stock options or restricted stock for their service on the board of directors, in the discretion of the board of directors. None of the Comverse designated directors received an equity grant in the year ended January 31, 2010. Mr. Bodner has not been separately compensated for his service on the board of directors. On September 7, 2010, our board of directors adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their services. See “— Compensation Discussion and Analysis — Stock Ownership Guidelines”. Our insider trading policy prohibits all personnel (including directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.
All directors (whether or not independent) are eligible to be reimbursed for their out-of-pocket expenses in attending meetings of the board of directors or board of directors committees.
Independent Directors
The board of directors is responsible for establishing independent director compensation arrangements based on recommendations from the compensation committee. These compensation arrangements are designed to provide competitive compensation necessary to attract and retain high quality independent directors. The compensation committee annually reviews the independent director compensation arrangements based on market studies or trends and from time to time engages an independent compensation consultant to prepare a customized peer group analysis. In recent years, the compensation committee and the board of directors have also placed special focus on the work load associated with the completion of our internal investigation, restatement, audits, and outstanding SEC filings in establishing independent director compensation arrangements.

Our independent directors currently receive both an annual cash retainer (paid quarterly) as well as per meeting fees for attendance of meetings of the board of directors and board of directors committees. Independent directors also receive an annual equity grant. As a result of the increased work load and time commitment associated with serving as a director during our extended filing delay period, during this period, we also introduced an annual fee for an independent director’s service as the board of directors or a committee chair, a special quarterly cash retainer (for the duration of our extended filing delay period which period ended in the quarter ended July 31, 2010), and a per diem fee for work done outside of board of directors and committee meetings.
The following table summarizes the compensation package for our independent directors for the year ended January 31, 2010.

Component of Compensation
Annual retainer (per annum)	$50,000
Board meeting fee	$1,500
Committee meeting fee	$750
Annual equity grant	5,000 shares of restricted stock (vesting annually for 12 months of service)
Special quarterly retainer (per quarter)	$10,000
Chairmanship fee (per annum)	Board	$25,000
	Audit	$20,000
	Compensation	$10,000
	Stock Option	$5,000
	Governance	$7,500
Per diem fee (for work outside meetings)	$2,500
Because the chairmanship of our board of directors, our compensation committee, and our corporate governance and nominating committee are presently held by certain Comverse-designated directors who do not, as noted above, receive any cash compensation for their service on our board of directors, these chairmanship fees are not currently being paid.
On March 19, 2009, the special quarterly retainer for Mr. Myers, chairman of the audit committee, was increased to $20,000 per quarter for the duration of our extended filing delay period (which period ended in the quarter ended July 31, 2010) in recognition of his special role and added responsibilities in overseeing the completion of our restatement and audits.
As part of its ongoing evaluation of non-employee independent director compensation, our board of directors revised the compensation package for our independent directors, to become effective after the Fiscal 2010 Annual Meeting, as follows:
•	An annual equity grant with grant date value of $120,000, subject to one-year vesting;
•	$50,000 annual cash retainer (unchanged);
•	No per-meeting fees; and

•	Annual committee chairmanship fees as set forth below:

Audit	$20,000
Compensation	$10,000
Stock Option	$5,000
Governance	$8,500
Board Attendance
The board of directors held sixteen meetings during the year ended January 31, 2010. During that period, each incumbent director attended over 75% of the meetings of the board of directors and the committees on which he or she served that were held during his or her tenure as director. As a general matter, all directors are encouraged to attend our annual meeting of stockholders. Due to our extended non-filing period, our last annual meeting of stockholders was in June 2005. At the 2005 Annual Meeting, all thirteen former members of the board of directors were present, either in person or telephonically. All of our board members are expected to attend the Fiscal 2010 Annual Meeting. Our independent directors hold executive sessions outside the presence of management regularly (and in any event, at least twice a year).
Communication with the Board of Directors
Stockholders and other parties interested in communicating directly with our board of directors, a board committee, or with an individual director may do so by sending an email to boardofdirectors@verint.com or writing to such group or persons at:
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
Attention: Peter Fante, Secretary
Communications should specify the addressee(s) and the general topic of the communication. Our Secretary will review and sort communications before forwarding them to the addressee(s). Concerns relating to accounting or auditing matters or possible violations of our Code of Conduct or our Code of Business Conduct and Ethics for Senior Officers should be reported pursuant to the procedures outlined in the Code of Conduct and the Code of Business Conduct and Ethics for Senior Officers, as applicable, which are available on our website (www.verint.com) under the “Investor Relations” tab and are available in print.
Committees of the Board of Directors
As of the date of this proxy statement, the board of directors consists of eleven directors and has four standing committees from among its members to assist it in carrying out its obligations: the corporate governance and nominating committee, the audit committee, the compensation committee, and the stock option committee.
Each standing committee other than the stock option committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of the committee charters for our corporate governance and nominating committee, audit committee, and compensation committee can be found on our website (www.verint.com) under the “Investor Relations” tab and each is available in print. A description of each committee and its membership follows.

Corporate Governance and Nominating Committee
For the year ended January 31, 2010, our corporate governance and nominating committee consisted of Messrs. Dahan, DeMarines, and Safir, and Ms. Wright (Chair).
The corporate governance and nominating committee met five times during the year ended January 31, 2010.
The corporate governance and nominating committee’s responsibilities are set forth in its charter and include, among other things (a) responsibility for establishing our corporate governance guidelines, (b) overseeing the board of director’s operations and effectiveness, and (c) identifying, screening, and recommending qualified candidates to serve on the board of directors. This committee was formed on September 11, 2007. Prior to this time, the nominating and corporate governance functions were performed by the full board of directors.
The corporate governance and nominating committee of the board of directors makes recommendations on director nominees to the board of directors and will consider director candidates suggested by existing directors, senior management, and stockholders if properly submitted in accordance with the applicable procedures set forth in our by-laws. These procedures have not changed since the filing of our last annual proxy statement in 2005. Pursuant to our Corporate Governance Guidelines contained within our Corporate Governance and Nominating Committee Charter, the corporate governance and nominating committee of the board of directors will seek members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with the highest ethical character and share the values of Verint. The assessment of candidates for the board includes an individual’s independence, as well as consideration of diversity, age, high personal and professional ethical standards, sound business judgment, personal and professional accomplishment, background and skills in the context of the needs of the board of directors. The corporate governance and nominating committee and the board of directors are also heavily influenced in selecting director candidates and nominees by our majority stockholder, Comverse. Comverse has the right to designate all members for nomination to the board of directors, other than those required by applicable law and regulation, including NASDAQ’s governance listing standards and the requirements of the SEC, to be “independent”, and may fill any vacancy resulting from a Comverse designee ceasing to serve as a director. As the sole holder of our Preferred Stock, Comverse also has the right to designate up to two directors to the board of directors if we fail to redeem the Preferred Stock when otherwise required to do so upon the happening of certain corporate events. See “Certain Relationships and Related Party Transactions” for further discussion of rights associated with our Preferred Stock. Comverse designees currently serving on our board of directors are Messrs. Baker, Bunyan, Burdick, and Dahan and Mses. Shah and Wright. In connection with the nomination of directors for election at the annual meeting of stockholders, the corporate governance and nominating committee will assess the effectiveness of its selection criteria set forth in our Corporate Governance Guidelines annually. While the composition of the current board of directors reflects a majority of Comverse designees, it also reflects diversity in business and professional experience, skills, age and gender.

Audit Committee
We have a separately designated standing audit committee established as contemplated by Section 10A of the Securities and Exchange Act of 1934, as amended (Exchange Act). For the year ended January 31, 2010, our audit committee consisted of Messrs. Myers (Chair), DeMarines, Minihan, and Safir, all of whom the board of directors has determined meet the relevant NASDAQ independence requirements. The board of directors has determined that each member of the audit committee is “independent” and financially literate as required by the additional independence requirements for members of the audit committee pursuant to Rule 10A-3 under the Exchange Act and by NASDAQ Listing Rule 5605(c)(2). The board of directors has determined that Mr. Myers is an “audit committee financial expert”, as that term is defined by the SEC in Item 407(d) of Regulation S-K. The audit committee oversees the engagement of independent registered public accountants, reviews our annual financial statements and the scope of annual audits and considers matters relating to accounting policies and internal controls.
The audit committee met twenty times during the year ended January 31, 2010.
The audit committee’s responsibilities are set forth in its charter and include, among other things,
•	assisting the board of directors in its oversight of our compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of our financial reporting, internal controls, and audit functions as well as general risk oversight; and
•	direct and sole responsibility for the appointing, retaining, compensating, and monitoring of the performance of our independent registered public accounting firm
A separate report of the audit committee is set forth in this proxy statement.
Compensation Committee
For the year ended January 31, 2010, our compensation committee consisted of Messrs. Dahan (Chair), DeMarines, and Minihan and Ms. Shah.
The compensation committee met eight times during the year ended January 31, 2010.
The compensation committee’s responsibilities are set forth in its charter and include, among other things, (i) approving compensation arrangements for our executive officers and (ii) making recommendations to the stock option committee and the board of directors regarding awards under our equity compensation plans.
The compensation committee has the authority to retain third-party consultants and independent advisors to discharge these responsibilities. Additional discussion regarding the role of third-party consultants, independent advisors, and our executive officers in determining or recommending the amount or form of executive compensation is included in the “Compensation Discussion and Analysis” section of this proxy statement.
A separate Compensation Committee Report is set forth in this proxy statement.
Stock Option Committee
For the year ended January 31, 2010, our stock option committee consisted of Messrs. DeMarines, Minihan, Myers, and Safir. The stock option committee is responsible for administering our stock incentive compensation plans and approving all grants of stock options and other forms of equity awards, except that equity grants to non-employee directors are approved by the full board of directors.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our executive officers as of the date of this filing:

Name	Age	Position(s)
Dan Bodner	52	President, Chief Executive Officer, Corporate Officer, and Director
Peter D. Fante	43	Chief Legal Officer, Chief Compliance Officer, Secretary, and Corporate Officer
Elan Moriah	48	President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer
David Parcell	57	Managing Director, EMEA and Corporate Officer
Douglas E. Robinson	54	Chief Financial Officer and Corporate Officer
Meir Sperling	61	President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer
Dan Bodner serves as our President, Chief Executive Officer, a director, and Corporate Officer. Mr. Bodner has served as our President and/or Chief Executive Officer and as a director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours when we were a subsidiary of Comverse. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse.
Peter D. Fante serves as our Chief Legal Officer, Chief Compliance Officer, Secretary, and Corporate Officer. Mr. Fante was appointed as General Counsel in September 2002, Chief Compliance Officer in September 2008, and Secretary in September 2005. Prior to joining us, Mr. Fante was an associate at various global law firms including Shearman & Sterling, Morrison & Foerster LLP, and Cadwalader, Wickersham & Taft LLP.
Elan Moriah serves as President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions global business lines and Corporate Officer. Mr. Moriah has served in such capacity since 2008, having previously served as our President, Americas from 2004 to 2008 and as President of our Contact Center division from 2000 to 2004. Prior to joining us, Mr. Moriah held various management positions with Motorola Inc., where he served as Business Development Manager for Europe, Middle East, and Africa, Worldwide Network Services Division and as Vice President of Marketing and Sales of a paging subsidiary. Before then, Mr. Moriah worked for Comet Software Inc., as Vice President of Marketing and Sales and as Operations Manager.
David Parcell serves as our Managing Director, EMEA and as Corporate Officer. He has served in such capacity since May 2001. Prior to joining us, Mr. Parcell served as Managing Director, EMEA and Corporate Officer for Aspect Software, Inc. from 1997 to 2001. Before then, Mr. Parcell held the positions of Managing Director of Co-Cam and General Manager at Datapoint Ltd., along with senior sales positions with Unisys and Olivetti.

Douglas E. Robinson has served as our Chief Financial Officer and Corporate Officer since December 2006. Prior to joining us, Mr. Robinson spent 17 years at CATechnologies (formerly CA, Inc. and Computer Associates International, Inc. ), one of the world’s largest information technology management software companies, where he held the positions of Senior Vice President, Finance, Americas Division, Corporate Controller, Interim Chief Financial Officer, CFO of CA’s iCan SP subsidiary, and Senior Vice President Investor Relations, among other positions.
Meir Sperling serves as our President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer. Mr. Sperling has served in such capacity since 2000. He also served as President, APAC from 2006 to 2007. Before joining us, Mr. Sperling served as Corporate Vice President of ECI Telecom Ltd. (“ECI”) as General Manager of its Business Systems Division, and Director of several ECI subsidiaries. Before then, Mr. Sperling held various management positions with Tadiran Telecommunications Communications Ltd. as well as with Tadiran Ltd and TEI, a U.S. subsidiary.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive officer compensation program and addresses how we made compensation decisions for the executive officers named below (the “named executive officers”) for the year ended January 31, 2010:
•	Dan Bodner, President and Chief Executive Officer and Corporate Officer
•	Douglas Robinson, Chief Financial Officer and Corporate Officer
•	Elan Moriah, President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer
•	Meir Sperling, President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer
•	David Parcell, Managing Director, EMEA and Corporate Officer
•	Peter Fante, Chief Legal Officer, Chief Compliance Officer, Secretary, and Corporate Officer
We have included certain information in this “Compensation Discussion and Analysis” and this section generally for periods subsequent to January 31, 2010 that we believe may be useful for a more complete understanding of our compensation arrangements. While the focus of this discussion is on our compensation arrangements with our named executive officers (who are also referred to as “executive officers” or just “officers” below), in some cases we also provide information about compensation arrangements with our other executives or our employees generally where we believe it may be useful for providing context for our officer compensation arrangements.

Compensation Philosophy and Process
Philosophy and Objectives of Compensation Program
The primary objectives of our executive officer compensation programs are to:
•	attract and retain highly qualified and effective officers by providing a total compensation package that is competitive in the market in which we compete for talent;
•	incentivize our executive officers to execute on our operational and strategic goals and reward the successful achievement of such goals; and
•	align the interests of our officers with those of our stockholders.
Our executive officer compensation packages have historically been, and continue to be, comprised of a mix of base salary, annual cash bonus, and annual equity or equity-linked grant, plus limited perquisites. We believe this relatively simple mix of compensation elements allows us to successfully achieve the compensation objectives outlined above, however, the compensation committee periodically re-evaluates the company’s compensation philosophy, objectives, and tools. In recent years, due to our extended filing delay period, we have also made use of supplementary incentives in addition to our regular officer compensation packages.
We believe it is important that a significant portion of an officer’s compensation be “at-risk” by being tied to the performance of our business or our stock price. We believe this is addressed through the use of performance-based bonuses and performance-vested equity, wherein payment or vesting is directly dependent on performance, as well as through the use of equity-based compensation generally, such as stock options, restricted stock, or restricted stock units (RSUs), whose value depends on our stock price. We believe that equity-based compensation that is subject to vesting based on continued employment is also an effective tool for retaining our officers, aligning their interests with those of our stockholders, and for building long-term commitment to the company.
Roles and Responsibilities
The compensation committee of the board of directors determines the base salaries and bonus structure for our executive officers. The compensation committee also establishes the performance goals that are used to determine how much of an officer’s annual target bonus is ultimately earned and evaluates the company’s and the officer’s performance against these goals in awarding actual bonus payments after the conclusion of the applicable performance period. The compensation committee is also responsible for overseeing our employee compensation programs generally, including our long-term incentive programs and any special compensation initiatives.
The stock option committee of the board of directors, which is comprised solely of independent directors, is responsible for administering our equity compensation programs, including final approval of all equity grants, based on recommendations on size, scope, and structure from the compensation committee. The stock option committee has approved all equity grants to all personnel since our May 2002 initial public offering (IPO), except that equity grants to non-employee directors are approved by the full board of directors. Based on recommendations from the compensation committee, the stock option committee also establishes the performance goals that are used to determine how much of an officer’s performance-based equity award ultimately vests and evaluates the company’s and the officer’s performance against these goals in determining actual vesting levels after the conclusion of the applicable performance period.

Process Overview and Guidelines
In establishing the compensation package for our executive officers each year, the compensation committee reviews the various components and amounts of compensation being considered for each officer through the use of “tally sheets” or similar compensation summaries. The compensation committee and the stock option committee work closely with each other in determining executive officer compensation. During the year there are also joint committee meetings to discuss executive compensation. The compensation committee is solely responsible for making final decisions on cash compensation for executive officers and the stock option committee is solely responsible for making final decisions on equity compensation for executive officers. Although the stock option committee makes all final decisions on equity compensation, it is influenced by the recommendations of the compensation committee with respect to size, scope, and structure of equity compensation. The compensation committee, from time to time, engages a nationally recognized independent compensation consultant to prepare a peer group compensation “benchmarking” analysis for our officer compensation packages and to assist the compensation committee in structuring and evaluating proposed officer compensation packages or other executive compensation arrangements. The independent compensation consultant does not provide any other services to the company except advising the compensation committee on compensation for our officers, directors, or other personnel. For the year ended January 31, 2010, the compensation committee engaged Pearl Meyer & Partners as its independent compensation consultant. Any advice provided with respect to non-officer or director personnel has been ancillary to officer compensation and has not exceeded $120,000 in fees and/or has been with respect to broad-based plans that do not discriminate in scope, terms, or operation in favor of our officers or directors and are available generally to all employees. The company pays the cost for the consultant’s services. With the compensation committee’s permission or at the compensation committee’s request, selected members of senior management generally work cooperatively with the compensation consultant in preparing proposals for officer compensation packages or other executive compensation arrangements for consideration by the compensation committee. The compensation consultant at all times remains independent of management, however, and forms its own views with respect to the recommendations it makes to the compensation committee. With the exception of his own package, the chief executive officer also provides input to the compensation committee and the stock option committee, as applicable, on each proposed executive officer compensation package. The chief executive officer’s input to the compensation committee and the stock option committee on the executive officer compensation packages is based, among other things, on his views of each officer’s performance, skills and responsibilities, competitive factors, and internal pay equity considerations. Notwithstanding the chief executive officer’s input, the compensation committee, and in the case of equity compensation, the stock option committee, at all times exercise independent judgment on executive compensation and are solely responsible for all final decisions on such matters. The compensation committee also meets in executive session (outside the presence of management) both with and without its independent compensation consultant and other advisors from time to time.
The composition of the peer group used for benchmarking analyses prepared by the compensation consultant is developed following discussions between the compensation committee, the compensation consultant, and members of senior management, and is reevaluated from year to year. The companies to be included in the peer group are selected from a sampling of publicly traded software and technology companies with annual revenues, market capitalizations, and/or enterprise values within a range above and below ours. In general, certain of our closest competitors do not fit within these parameters, either because they are much larger or much smaller than us, are privately held, or are foreign issuers who do not publicly file detailed compensation data.

For compensation for the year ended January 31, 2010, our compensation peer group consisted of:
•	McAfee Inc.,
•	Compuware Corporation,
•	THQ Inc.,
•	Sybase, Inc.,
•	Take-Two Interactive Software, Inc.,
•	Novell, Inc.,
•	FLIR Systems, Inc.,
•	Lawson Software, Inc.,
•	Salesforce.com, Inc.,
•	Quest Software, Inc., and
•	Nuance Communications, Inc.
Elements of compensation are considered by the compensation committee individually and in the aggregate. Based on the benchmarking analysis, the compensation committee initially uses a guideline of targeting cash compensation (salary and target bonus) at the median of our peer group for target performance and of targeting equity compensation at the 75th percentile of our peer group (based on dollar value) for target performance. We believe that targeting cash compensation at the median and equity compensation at the 75th percentile of our peer group ensures that we are well positioned to attract and retain the highest caliber of executive officer talent and properly incentivize our officers consistent with our compensation philosophy and objectives described above. The actual cash and equity target award levels for a given executive officer in a given year are not, however, determined solely based on these guidelines.
In establishing these actual cash and equity target award levels and the mix between cash compensation and equity compensation, the other factors considered by the compensation committee include:
•	the officer’s compensation for the previous year;
•	the officer’s performance in the previous year;
•	our performance in the previous year;
•	our growth from the previous year;
•	our outlook, budget, and cash forecast for the upcoming year;
•	the proposed packages for the other executive officers (internal pay equity);
•	the proposed merit increases, if any, being offered to our employees generally;
•	equity dilution and burn rates;
•	the value of previously awarded equity grants;
•	executive officer recruiting and retention considerations; and
•	compensation trends and competitive factors in the market for talent in which we compete.

We do not target a specific ratio of equity to cash.
Subject to the parameters of our compensation philosophy, the compensation committee believes that it is appropriate for our Chief Executive Officer to be compensated more highly from both a cash and an equity perspective than our other executive officers, and this approach has been supported by our peer group analyses. In establishing the relative compensation of the other executive officers, in addition to the factors above and peer group analyses, the compensation committee is especially mindful of internal pay equity and takes into account differences in the scope of each officer’s responsibilities.
For the reasons discussed below, in recent years, due to our extended filing delay period, we have placed increased emphasis on executive retention, particularly in sizing equity awards and in considering supplementary incentives in addition to our regular executive officer compensation packages. See “— Compensation and Awards During Our Extended Filing Delay Period” below.
Elements of Compensation
Base Salary
Base salaries for our executive officers are generally negotiated by us with the officer upon hiring based on prior compensation history, salary levels of our other executive officers, geographic location, and benchmarking data. Base salaries for our executive officers are subject to adjustment annually by the compensation committee as part of its regular compensation review process based on the benchmarking process and the other factors described above, as well as based on special achievements, promotions, and other facts and circumstances specific to the individual officer. For the year ended January 31, 2010, we did not increase base salaries for our executive officers due to the economic environment.
Annual Bonus
Each of our executive officers is eligible to receive an annual cash bonus. As with base salaries, target bonuses are established annually by the compensation committee as part of its regular compensation review process. In establishing target bonuses, in addition to the factors considered as part of the compensation review process generally, the compensation committee also considers the target bonus set forth in the executive officer’s employment agreement (if applicable), as well as special achievements, promotions, and other facts and circumstances specific to the individual officer.
Although an officer’s employment agreement may provide for a specified target bonus (a target bonus below which an officer may have “good reason” to resign under his employment agreement) and although the compensation committee establishes a bonus target for each officer annually, the actual bonus payment an officer receives is not guaranteed. Actual bonuses are paid based on company and officer performance, generally by reference to pre-defined performance goals established by the compensation committee as part of the regular compensation review process.

Performance goals are based on revenue, a measure of profitability, and a measure of cash generation. For the year ended January 31, 2010, the measure of profitability was operating income and the measure of cash generation was days sales outstanding (“DSO”). For the year ended January 31, 2010, 10% of the bonus was also tied to the achievement of non-financial management business objectives (“MBOs”). The MBOs consist of qualitative/subjective performance goals (e.g., leadership achievements, strategic goals, project goals) and are not based on any quantitative performance goals. The MBOs are specific to each officer’s function within the company and are approved by the compensation committee in connection with the establishment of annual bonus plans. The compensation committee uses the same budget prepared by management and approved by our board of directors for operating our business in establishing corresponding quantitative financial goals for executive officer bonuses. This operating budget is prepared annually through a highly detailed, bottom-up process involving dozens of employees around the world from each of our three operating segments and represents a consensus view from the organization on the performance we can drive from our business. In building the budget, we also analyze our transaction pipeline, speak with customers and partners, and consider projected industry growth rates from analysts and other third-party sources. We believe that using the same budget for operating the business and for establishing annual compensation performance goals helps to maximize the alignment between the interests of our executive officers and our stockholders. For executive officers with responsibility for a specific operating unit, unit revenue and unit profitability goals (contribution margin) are also incorporated into the officer’s performance goals. For the year ended January 31, 2010, the compensation committee set the performance goal levels for revenue and profitability above the corresponding budget levels in order to drive performance in excess of budget in a challenging economic environment.
Because our operating budget is an internal tool primarily designed to assist management and the board of directors in understanding and managing the operations of the business, it uses measures of revenue and operating income that are different from their generally accepted accounting principles (GAAP) counterparts. As a result, because the compensation committee establishes the compensation performance goals using this same budget, these performance goals are also different from their GAAP counterparts and may also be calculated differently from the non-GAAP metrics that we may disclose publicly from time to time. For example, our internal budget targets, and therefore our performance goals, may exclude the effect of acquisitions that occur during the year. The following table summarizes the differences between our reported GAAP revenue and GAAP operating income and the corresponding measures used for our operating budget and our compensation performance goals, subject to any additional adjustments the compensation committee may deem appropriate in a particular period:

Budget / Performance
Goal Metric	Differences from Corresponding GAAP Metric
Revenue
GAAP revenue excluding the impact of certain extraordinary business transactions and fair value adjustments relating to future support obligations under acquired contracts which would otherwise have been recognized on a stand-alone basis, as well as adjustments for sales concessions related to accounts receivable balances that existed prior to the date of an acquisition.

Operating income
GAAP operating income, adjusted for revenue as described above, and adjustments related to acquisitions including amortization of acquisition-related intangible assets, integration costs, acquisition-related write-downs, in-process research and development, impairment of goodwill and intangible assets, and special legal costs and settlement income, as well adjustments for stock-based compensation, expenses related to our restatement and extended filing delay, and certain other non-cash or non-recurring charges, including restructuring costs.

The financial performance goals established by the compensation committee generally come in the form of a range, wherein the officer may achieve a percentage of his target bonus (generally 50-75%) at the low end of the performance range (or threshold), 100% of his target bonus towards the middle of the performance range (target performance), and up to 200% of his target bonus at the high end of the performance range. Below threshold, the officer is not entitled to any bonus (for that goal). For performance that falls between points on the range, the bonus payout is calculated on a linear basis between those points. The compensation committee’s objective in establishing a range is to incentivize our officers to overachieve, while at the same time providing for a target performance number that can reasonably be achieved and lesser levels of reward for performance that approaches but does not achieve target performance. As a result, while the compensation committee takes into account the probability of achieving different levels of performance in establishing the threshold, target, and maximum for each performance goal and attempts to set the target at a level the compensation committee believes requires strong performance on the part of the officer, the compensation committee does not specifically attempt to identify a point in the range where it is as likely that the officer will fail to achieve the goal as it is that he will achieve the goal. Similarly, any MBO goals incorporated into an officer’s bonus plan are designed to require strong performance on the part of the officer, but are not intended to be so difficult to achieve that it is more likely than not that the officer will be unable to reach the goal.
For the year ended January 31, 2010, the independent members of the compensation committee established a maximum bonus pool for the executive officers equal to 3% of our budgeted non-GAAP operating income for the year ended January 31, 2010, which pool was then allocated among the executive officers on a percentage basis. The compensation committee also established target bonuses (below the amounts expected to result from the percentage allocations of the pool) and retained discretion to reduce the percentage allocations of the pool to or below these target bonus amounts based on, among other things, the level of achievement of the performance goals adopted by the compensation committee or the occurrence of extraordinary events, provided that any such adjustments (a) are consistent with and subject to the requirements set forth in Section 162(m) of the Internal Revenue Code and (b) do not result in an actual bonus payout that is less than 80% of the amount such executive officer would receive, if any, if bonuses were based solely on the financial performance goals (i.e., excluding for this purpose the MBO goal).

In establishing target bonuses for the executive officers other than Mr. Bodner, the compensation committee elected to set the target bonus for Messrs. Robinson and Moriah at approximately 60% of base salary and the target bonus for Messrs. Sperling, Parcell, and Fante at 40-50% of base salary. These percentages of base salary were based on the bonus target specified by the officer’s employment agreement (if applicable) and the regular compensation review process, including the committee’s review of benchmarking data provided by its independent compensation consultant. Mr. Bodner’s target bonus was also based on benchmarking data provided by the compensation committee’s independent compensation consultant as part of the regular compensation review process, but was not tied directly to his base salary. For the year ended January 31, 2010, we did not increase target bonuses for our executive officers due to the economic environment.
Annual Bonuses for the Year Ended January 31, 2010
The following summarizes the specific approach taken by the compensation committee for establishing annual bonuses for each executive officer the year ended January 31, 2010. Consistent with the terms of the officer bonus plans described above and taking into account the company’s circumstances during the performance period, in setting the bonus payouts for the year ended January 31, 2010, the compensation committee accepted management’s recommendation to reduce the bonus levels for each of Messrs. Bodner, Robinson, Moriah, and Fante from the amounts resulting from the formulaic plan calculation to amounts that management and the compensation committee believed more accurately reflected the performance achieved against the established performance goals. The compensation committee also approved management’s recommendation to authorize management to use the amount of this reduction to augment the bonuses for selected high performing employees below the officer level.

			Target Bonus					Calculated
		Max %	% of			Calculated		Payout Amount	Actual
		Bonus	Bonus		Calculated Achievement Against	Payout		(Prior to	Payout
Name	Description of Bonus Plan	Pool	Pool	$	Performance Goals	Percentage		Adjustments)	Amount(1)
Bodner	Bonus based 40% on company revenue, 40% on company operating income, 10% on DSO, and 10% on MBOs.	41.39%	12.5%	$600,000	Company revenue: 104.2% Company operating income: 126.5% DSO: 111% MBO: 80%	136.0 182.8 140.0 80.0	% % % %	$897,150	$780,072
Robinson	Bonus based 40% on company revenue, 40% on company operating income, 10% on DSO, and 10% on MBOs.	14.65%	4.4%	$212,400	Company revenue: 104.2% Company operating income: 126.5% DSO: 111% MBO: 80%	136.0 182.8 140.0 80.0	% % % %	$317,591	$276,145
Moriah	Bonus based 40% on company revenue, 40% on company operating income, 10% on DSO, and 10% on MBOs.	14.65%	4.4%	$212,400	Company revenue: 104.2% Company operating income: 126.5% DSO: 111% MBO: 100%	136.0 182.8 140.0 100.0	% % % %	$321,839	$276,170
Sperling	Bonus based 20% on company revenue, 20% on company operating income, 20% on unit revenue, 20% on unit contribution margin (relating to the unit for which Mr. Sperling was responsible), 10% on DSO, and 10% on MBOs.	10.34%	3.1%	$149,736	Company revenue: 104.2% Company operating income: 126.5% Unit revenue: 100.7% Unit contribution margin: 108.4% DSO: 111% MBO: 100%	136.0 182.8 102.6 111.8 140.0 100.0	% % % % % %	$217,391	$217,391
Parcell	Bonus based 20% on company revenue, 20% on company operating income, 20% on unit revenue, 20% on unit contribution margin (relating to the unit for which Mr. Parcell was responsible), 10% on DSO, and 10% on MBOs.	7.76%	2.3%	$112,472	Company revenue: 104.2% Company operating income: 126.5% Unit revenue: 101.1% Unit contribution margin: 85.2% DSO: 111% MBO: 80%	136.0 182.8 104.5 83.2 140.0 80.0	% % % % % %	$159,280	$159,280
Fante	Bonus based 40% on company revenue, 40% on company operating income, 10% on DSO, and 10% on MBOs.	11.21%	3.4%	$162,500	Company revenue: 104.2% Company operating income: 126.5% DSO: 111% MBO: 100%	136.0 182.8 140.0 100.0	% % % %	$246,228	$211,288

(1)	As described above, the amounts in this column reflect the amounts determined by the compensation committee after discretionary adjustments. The payout amounts for Messrs. Parcell and Sperling also reflect the impact of applicable exchange rates on the payment dates.

Performance vs. Calculated Payout Matrices
(except as noted below, applies to each officer on a goal by goal basis based on the officer’s individualized bonus plan per the table above)

Percentage of Company Revenue Goal Achieved	Payout Percentage (for goal)
Less than 80%	0%
80%	50%
88%	70%
91%	80%
97%	90%
100%	100%
103%	125%
106%	150%
109% or more	200%

Percentage of Company Operating Income Goal Achieved	Payout Percentage (for goal)
Less than 32%	0%
32%	50%
60%	70%
70%	80%
90%	90%
100%	100%
110%	125%
120%	150%
130% or more	200%

Percentage of DSO Goal Achieved	Payout Percentage (for goal)
Less than 80%	0%
80%	50%
87%	75%
100%	100%
107%	125%
113%	150%
120% or more	200%

Sperling: Percentage of Unit Revenue Goal Achieved	Payout Percentage (for goal)
Less than 77%	0%
77%	50%
83%	70%
90%	80%
97%	90%
100%	100%
107%	125%
112%	150%
117% or more	200%

Performance vs. Calculated Payout Matrices
(except as noted below, applies to each officer on a goal by goal basis based on the officer’s individualized bonus plan per the table above)

Sperling: Percentage of Unit Contribution Margin Goal Achieved	Payout Percentage (for goal)
Less than 38%	0%
38%	50%
55%	70%
73%	80%
91%	90%
100%	100%
118%	125%
132%	150%
145% or more	200%

Parcell: Percentage of Unit Revenue Goal Achieved	Payout Percentage (for goal)
Less than 78%	0%
78%	50%
83%	70%
90%	80%
97%	90%
100%	100%
106%	125%
112%	150%
118% or more	200%

Parcell: Percentage of Unit Contribution Margin Goal Achieved	Payout Percentage (for goal)
Less than 56%	0%
56%	50%
67%	70%
81%	80%
94%	90%
100%	100%
112%	125%
124%	150%
135% or more	200%
Equity Awards
Each of our executive officers is eligible to receive an annual equity award. Equity awards for executive officers are normally made as part of our regular annual equity grant to employees. Annual equity awards are established by the stock option committee based on recommended award levels resulting from the compensation committee’s regular compensation review process. In establishing each officer’s recommended annual equity award, in addition to the factors considered as part of the compensation review process generally, the compensation committee places special focus on internal pay equity among the executive officers.
Where possible, the board of directors (or the compensation committee or stock option committee) endeavors to establish the grant date well in advance of the grant and to schedule vesting dates to occur at a time when we would not normally be in a quarterly trading blackout (to reduce the chances that vesting-related tax events occur during blackout periods). Apart from seeking to grant or schedule vesting dates outside of blackout periods, we do not time our grants by reference to the release of earnings or other material information.

Prior to the year ended January 31, 2006, our preferred form of equity award was stock options. In recent years, we have moved to restricted stock and subsequently to RSUs as the preferred form of award. This move from stock options to restricted stock and RSUs resulted from a desire to decrease equity compensation expense under applicable accounting standards and to improve the retentive effect and perceived value of our equity awards, and was also informed by dilution considerations. The compensation committee periodically reviews the elements of compensation it uses, however, and we may in the future incorporate stock options as a component of our compensation packages for executive officers or others. To the extent that stock options are used, the exercise price of such options is always the closing price of our stock on the date of board of directors or stock option committee approval.
Since the beginning of the year ended January 31, 2008, annual equity awards for our executive officers have been divided evenly between time-vested awards and performance-vested awards. We moved to this 50-50 mix in order to further align officer incentives with company performance and put a greater proportion of our officer’s compensation “at risk”. Our current practice for time-based equity awards for officers is equal vesting over a three-year period. Performance-based equity awards to date have been comprised of three separate vesting periods corresponding to three separate performance periods, each concluding at the end of a fiscal year, though in some cases, the performance period has been less than 12 months in duration. The stock option committee sets the performance goal for each such performance period following the beginning of the performance period. We believe that waiting until the beginning of the applicable performance period to set the performance goal for that period allows greater precision in tailoring the incentive and retentive effect of these awards than would setting the goals for all periods at the time of grant.
The performance goal for each such performance period is revenue. The stock option committee establishes the revenue goal for each performance period based on a recommendation from the compensation committee. In making this recommendation, the compensation committee uses the same budget prepared by management and approved by our board of directors for operating our business. As described above in the discussion of annual bonuses, we believe that using the same budget for operating the business and for establishing annual compensation performance goals helps to maximize the alignment between the interests of our executive officers and our stockholders. As described above with respect to our annual bonus plans, because our revenue performance goals come from our annual operating budget, they are expressed on a non-GAAP basis. See “— Elements of Compensation — Annual Bonus” above for more information.
The revenue performance goal established by the stock option committee generally comes in the form of a range, wherein the officer may earn a portion of the award for the applicable performance period (generally ranging from 50-75%) at the low end of the performance range (or threshold) and 100% of the award at target performance. The stock option committee may also provide for the opportunity to earn in excess of 100% of the target award in the event actual performance exceeds target performance. For the year ended January 31, 2010, the stock option committee provided for such an opportunity for the new awards approved on March 4, 2009 and May 20, 2009. Performance awards granted in prior years did not provide for such an opportunity to overachieve. For performance that falls between points on the range, the amount earned is calculated on a linear basis between those points.

As with the compensation committee’s approach for annual bonuses, the stock option committee’s objective in establishing (after considering the compensation committee’s recommendation with respect to equity-based awards) a range for the performance goal is to incentivize our officers to overachieve (for awards which provide for an overachievement opportunity), while at the same time providing for a target performance number that can reasonably be achieved and lesser levels of reward for performance that approaches but does not achieve target performance. As a result, while the stock option committee takes into account the probability of achieving different levels of performance in establishing the threshold, target, and, if applicable, maximum performance levels of the range and attempts to set the target performance number at a level the stock option committee believes requires strong performance on the part of the officer, the stock option committee does not specifically attempt to identify a point in the range where it is as likely that the officer will fail to achieve the goal as it is that he will achieve the goal.
The following summarizes the performance versus payout matrices established by the stock option committee for the performance period ended January 31, 2010:

Performance vs. Payout Matrix (for awards approved July 2, 2007)
Percentage of Eligible Performance Shares
Percentage of Revenue Goal Achieved	Earned for Period
Less than 82%	0%
82%	50%
100% or more	100%

Performance vs. Payout Matrix (for awards approved May 28, 2008)
Percentage of Eligible Performance Shares
Percentage of Revenue Goal Achieved	Earned for Period
Less than 82%	0%
82%	50%
100% or more	100%

Performance vs. Payout Matrix (for awards approved March 4, 2009 or May 20, 2009)
Percentage of Eligible Performance Shares
Percentage of Revenue Goal Achieved	Earned for Period
Less than 82%	0%
82%	50%
100%	100%
112% or more	200%
The stock option committee determines the amount earned by each officer under his outstanding performance equity awards after year-end following the finalization of results for the applicable performance period.
For the year ended January 31, 2010, the stock option committee determined that 107.4% of the revenue goal had been achieved for the performance period, resulting in the officers earning 100% of the performance shares eligible to be earned in such performance period under the third tranche of the July 2, 2007 awards, 100% of the performance shares eligible to be earned in such performance period under the second tranche of the May 28, 2008 awards, and 161.6% of the performance shares eligible to be earned in such performance period under the first tranche of the March 4, 2009 and May 20, 2009 awards.

Stock Ownership Guidelines
On September 7, 2010, our board of directors adopted stock ownership guidelines for our executive officers and non-employee directors who are compensated by us for their services. The guidelines contain customary terms and conditions and establish the following target ownership levels:
•	equity equal to five times salary for our chief executive officer;

•	equity equal to three times salary for our other executive officers; and

•	equity equal to three times annual cash retainer for non-employee directors.
There is no specified timeframe for reaching the target ownership levels. Officers and directors subject to the guidelines are permitted to count towards the target ownership levels all shares of common stock held by such individual, regardless of source, including both vested and unvested stock awards, as well as the intrinsic value of vested stock options.
Our insider trading policy prohibits all personnel (including officers and directors) from short selling in our securities, from short-term trades in our securities (open market purchase and sale within three months), and from trading options in our securities.
Other Pay Elements
Except as described in the next section with respect to our extended filing delay period, we do not currently make use of other equity or cash based long-term incentive compensation arrangements, defined-benefit plans, or deferred compensation plans. We provide a limited amount of perquisites to our executive officers, which vary from officer to officer and region to region and include use of a company car or an annual car allowance, fuel reimbursement allowance, an annual allowance for professional legal, tax, or financial advice, certain statutory payments, payments for accrued vacation days (prior to separation from service), and supplemental company-paid life insurance. Executive officers in the United States also receive the same partial match of their 401(k) contributions as all other U.S. employees. Executive officers in the United Kingdom receive company contributions to a retirement fund on the same basis as other U.K. employees. Executive officers in Israel receive company contributions to a retirement fund, a severance fund, and a continuing education fund, in each case, on the same basis as other Israeli employees. Executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the country in which the executive officer is employed.
Employment Agreements
As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to a formal employment agreement with us. Mr. Sperling has a customary offer letter from us and a letter agreement regarding the release of his severance, retirement, and disability insurance funds in the event of a termination event, but does not currently have a formal employment agreement. Mr. Bodner’s employment agreement was signed on February 23, 2010, so he was not party to an agreement with us during the period covered by this section.

The following table summarizes the dates that each formal employment agreement or material amendment was signed:

Name	Date of Employment Agreement or Material Amendment
Bodner	• Employment agreement signed on February 23, 2010

Robinson	• Employment agreement signed on August 14, 2006

Moriah	• Initial employment agreement signed on September 18, 2007
• Amended and restated agreement signed on October 29, 2009

Sperling	• No formal employment agreement as of the filing date of this report

Parcell	• Initial employment agreement signed on April 16, 2001
• Supplemental employment agreement signed on June 13, 2008

Fante	• Initial employment agreement signed on September 18, 2007
• Amended and restated agreement signed on November 10, 2009
Mr. Parcell’s original employment agreement was signed in 2001 in accordance with our local U.K. practice of entering into employment agreements with all U.K. employees. The other officer employment agreements were put in place following the negotiation of our first formal executive employment agreement in connection with the recruiting of Mr. Robinson as our new Chief Financial Officer. This process of entering into formal employment agreements with our executive officers has progressed iteratively and at different rates with each of our officers. We are currently in discussions regarding a formal employment agreement with Mr. Sperling and amended employment agreements with Mr. Robinson and Mr. Parcell. All of the employments agreements and amended agreements entered into with our officers since 2006 have been designed in consultation with the compensation committee’s independent compensation consultant at such time.
The terms and conditions of each of the executive officer employment agreements are discussed in greater detail below under “— Executive Officer Severance Benefits and Change in Control Provisions”, but in general, the employment agreements entered into with Messrs. Robinson, Fante, and Moriah during 2006 and 2007, and the supplemental employment agreement entered into with Mr. Parcell in 2008, provided for 12 months (inclusive of any notice period required by the officer’s existing employment agreement) of severance and certain other continued benefits in the event of an involuntary termination, as well as acceleration of unvested equity in the event of an involuntary termination in connection with a change in control. Mr. Robinson’s agreement provides for acceleration of unvested equity in connection with a change in control whether or not his employment was terminated. The new employment agreements or amended agreements entered into beginning in 2009 as part of the compensation committee review of executive compensation arrangements during 2008 and 2009 described below provide, among other things, for greater amounts of severance in the event of an involuntary termination in connection with a change in control as well as excise tax gross-ups for our U.S.-based executive officers.
Clawback Policy
Each of our executive officers who is party to an employment agreement with us is subject to a clawback provision which allows us to recoup from the officer, or cancel, all or a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to awards made during the term of the agreement. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated.

Compensation and Awards During Our Extended Filing Delay Period
Introduction
Due to the protracted length of our extended filing delay period, we placed special emphasis on retention in our compensation philosophy during the last several years. As noted above, this has impacted the sizing of executive officer and other key employee equity awards, and has also included the use of special retention awards and bonuses, as well as modification of existing awards to improve their retentive effect, and ensuring that executive compensation packages are at market levels and contain market terms and conditions.
Due to our restatement and lack of audited financial statements during our extended filing delay period, for compensation for the year ended January 31, 2010, performance goals for cash bonuses and for performance-based equity, and corresponding year-end payout and vesting calculations, were based on preliminary, unaudited financial metrics and results. As a result, in addition to the regular discretion retained by the compensation committee in awarding annual bonuses, these performance goals and/or these year-end payouts and vesting calculations have been subject to equitable adjustment by the compensation committee or the stock option committee, as applicable, in connection with their regular annual determination of whether performance goals have been achieved, to take into account changes resulting from our revenue recognition review and other accounting adjustments unrelated to our operations. The compensation and stock option committees reserved the right to make such equitable adjustments to ensure that neither the company nor the officers unfairly benefited or were unfairly penalized by changes to our financial performance metrics resulting solely from changes to our accounting methodology.
Granting of Equity Awards
As a result of our inability to file required SEC reports during our extended filing delay period, we ceased using our Registration Statement on Form S-8 to make equity grants to employees during such period. As a result, on March 27, 2006, we suspended option exercises under our equity incentive plans and terminated purchases under our employee stock purchase plan for all employees, including executive officers. In addition, we did not make any equity awards to employees, including executive officers, during the year ended January 31, 2007. Our board of directors did not believe it was appropriate to make equity grants to executive officers under an exemption from registration at a time when grants could not be made to other employees. In connection with our suspension of option exercises, on March 27, 2006, the stock option committee also adopted a resolution generally extending the exercise period of our stock options for employees, including executive officers, whose employment is terminated during our extended filing delay period until the 30th day following the date the board of directors determines we have become compliant with our SEC filing obligations (subject, however, to the original term of such stock options). We resumed option exercises under our equity incentive plans after close of market on June 18, 2010.

On May 24, 2007, we received a no-action letter from the SEC upon which we relied to make a broad-based equity grant to employees under a no-sale theory. The stock option committee approved this grant approximately 30 days later on July 2, 2007. On this same date, the board of directors and the stock option committee also approved an equity grant to our directors, executive officers, and certain other executives who were accredited investors in reliance upon a private placement exemption from the federal securities laws. In addition to a regular annual equity award, the July 2, 2007 equity award to our executive officers also included a special time-vested retention grant (the “2007 retention grants”). This special time-vested retention grant corresponded to special cash-based retention bonuses for certain key employees awarded during 2007 which the compensation committee deemed necessary to help retain these key employees during our extended filing delay period (the “2007 retention bonuses”). Other than Mr. Parcell, who was not an executive officer in the year ended January 31, 2007 and who received his 2007 retention award part in cash and part in stock, none of our executive officers received a 2007 retention bonus. These 2007 special retention programs were designed in consultation with the compensation committee’s independent compensation consultant.
We continued to rely on our no-action relief to make broad-based equity grants during our extended filing delay period, while simultaneously making annual grants to our executive officers and directors under a private placement exemption. We believe that these continued broad-based equity awards were an important part of our retention initiatives and also helped to incentivize participants and to build long-term commitment and goodwill to the company.
Modification of Equity Awards
Other than awards to our independent directors, all of the equity awards granted in the years ended January 31, 2008 and January 31, 2009 (including the 2007 retention grants awarded to the executive officers) were made subject to special “compliance” vesting conditions which overrode the regular time-vesting or performance-vesting schedule of the awards. These compliance vesting conditions required that we be both current with our SEC filings and that our common stock be re-listed on NASDAQ or another nationally recognized exchange for the awards to vest. The 2008 awards also required that we have received stockholder approval of a new equity compensation plan or have additional share capacity under an existing stockholder-approved equity compensation plan for the 2008 awards to vest. If any of these compliance vesting conditions were not satisfied on the date the awards would otherwise vest, the portion of the award that would otherwise vest would remain unvested until such time as all of the applicable compliance vesting conditions were satisfied, except that awards granted to non-officers in 2008 vested and settled in cash if the compliance vesting conditions were not satisfied on the award’s vesting date. This feature was included in the 2008 awards to non-officer employees as part of our retention initiative in lieu of a 2008 retention bonus program.

Following the payment of the 2007 retention bonuses in mid-2007 and early 2008 to certain key employees (other than executive officers, except, as noted above, for Mr. Parcell) and the cash settlement of the first half of the 2008 equity awards for employees (other than executive officers) in April 2009, the compensation and stock option committees concluded that, in light of these cash payments to other employees, the inability of the executive officers to derive any present value from their outstanding equity awards (as a result of our extended filing delay period at the time), and continued officer retention concerns on the part of senior management at the time, the officers (a) should be permitted to vest into the portions of their outstanding equity awards that would otherwise have vested but for the compliance vesting conditions and (b) to the extent feasible, should not be subject to compliance vesting conditions under future equity awards. The compensation and stock option committees believed that this approach of removing the risk of loss on the “earned” portions of these awards was important in ensuring that the officers were not being treated unfairly vis-à-vis other grantees and was preferable to paying a portion of these awards in cash as we did for other grantees. As a result, the compensation and stock option committees authorized us to enter into amendments with each of the executive officers to remove the compliance vesting conditions from their 2007 and 2008 equity awards, thereby permitting these awards to vest on their original schedule. As of the date of this proxy statement, we have finalized all of these amendments except for Mr. Parcell’s which was ultimately not signed due to local tax considerations; however, as of the date of this proxy statement, all of the compliance conditions in Mr. Parcell’s 2007 and 2008 equity awards have been satisfied. In addition, the 2009 annual equity awards to our executive officers approved on March 4, 2009 and May 20, 2009 (unlike the grants made to other employees) did not contain these compliance vesting conditions, however, our most recent officer grant, approved on March 17, 2010, did contain a plan capacity vesting condition due to plan capacity limitations at such time. This plan capacity vesting condition was satisfied in connection with the approval of a new equity incentive plan by our stockholders on October 5, 2010.
Review of Executive Compensation Arrangements
Over the course of the second half of 2008 and throughout 2009, the compensation committee, in consultation with its independent compensation consultant and other advisors, undertook a review of the employment terms of our senior management, including our executive officers, to ensure that these arrangements were at market levels and contained market terms and conditions. This review was motivated both by a desire to continue to improve executive retention during our extended filing delay period as well as by a desire to remain competitive from a compensation perspective generally. As a result of this process, we have entered into, or are currently in discussions regarding, new or amended employment agreements with each of our executive officers to provide, among other things, for enhanced severance benefits in the event of a termination in connection with a corporate transaction. A more detailed discussion of these updated arrangements is provided under “— Executive Officer Severance Benefits and Change in Control Provisions” below. In addition to the goals of enhancing executive officer retention and bringing the terms of our executive employment arrangements up to market generally, the compensation committee also believed that it was in our best interest to provide appropriate change in control protections to our executive officers so they would not be distracted by personal considerations in the event of a business combination transaction that may be beneficial to our stockholders but may result in the loss of the officer’s position.
2009 Retention Awards
In 2009, we entered into retention award letter agreements with each of our executive officers other than Mr. Bodner which provide for the payment of cash bonuses over a two-year period ending in April 2011 (the “2009 retention bonuses”). At Mr. Bodner’s request, the compensation committee did not approve a 2009 retention bonus for him. As with the 2007 retention programs, the 2009 retention bonus program was designed in consultation with the compensation committee’s independent compensation consultant.

Tax Implications
To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Internal Revenue Code, however, we attempt to satisfy the requirements for deductibility under Section 162(m) wherever possible.
Compensation Committee Report
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on its review and discussions with management regarding such section of this proxy statement, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee:

Andre Dahan, Chairman Victor DeMarines Kenneth Minihan Shefali Shah
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Programs and Risk
In connection with the preparation of our Annual Report on Form 10-K for the year ended January 31, 2010, we reviewed our compensation policies and practices. In light of this review, we believe that our compensation policies and practices are comparable to those used by similarly situated companies in our industry and the companies with which we compete for talent and are reasonably calculated to incentivize performance without encouraging unreasonable risk taking. Subject to regional differences, we attempt to structure our compensation policies and practices that are based on performance goals uniformly across the company, using quarterly or annual targets that are based on company performance or unit performance and/or sales commissions. Our commission plans contain provisions allowing us to reduce, withhold, or offset commissions for transactions that do not meet specified minimum requirements, even after the commission has been paid. We have also adopted quarter-end guidelines to help ensure that sales transactions are handled in a consistent and ethical manner at the end of each reporting period. In addition, as noted in the “Compensation Discussion and Analysis” above, our officer bonus and performance equity programs are subject to annual maximum payouts and our officer and other executive employment agreements contain clawback provisions.

Executive Compensation Tables
Summary Compensation Table
The following table lists the annual compensation of our named executive officers for the three years ended January 31, 2010.

	Year
	Ended							Non-Equity
	January					Stock	Option	Incentive Plan		All Other
Name and Principal Position	31,	Salary		Bonus		Awards	Awards	Compensation		Compensation		Total
		($)		($)(1)		($)(2)	($)(2)	($)(3)		($)(4)		($)
Dan Bodner - President and	2010	600,000		—		601,620	—	780,072		41,818		2,023,510
Chief Executive Officer	2009	600,000		—		1,509,436	—	584,230		41,090		2,734,756
and Corporate Officer	2008	506,800		—		3,273,398	—	506,616		36,412		4,323,226
Douglas Robinson -	2010	354,000		—		218,942	—	276,145		14,000		863,087
Chief Financial Officer and	2009	354,000		—		754,531	—	206,818		24,000		1,339,349
Corporate Officer	2008	340,000		—		1,959,597	—	238,298		24,000		2,561,895
Elan Moriah - President, Verint Witness	2010	354,000		—		217,129	—	276,170		12,687		859,986
Actionable Solutions and Verint Video	2009	354,000		—		742,832	—	206,818		14,644		1,318,294
Intelligence Solutions and Corporate Officer	2008	340,000		—		1,285,086	—	213,650		11,969		1,850,705
Meir Sperling - President, Verint	2010	317,528	(5)	—		460,590	—	217,391	(5)	82,360		1,077,869
Communications Intelligence and	2009	345,899		—		669,475	—	205,040		97,030		1,317,444
Investigative Solutions and Corporate Officer	2008	277,601		—		1,254,316	—	245,586		93,388		1,870,891
David Parcell - Managing Director,	2010	306,520	(6)	—		191,254	—	159,280	(6)	57,058		714,112
EMEA and Corporate Officer	2009	348,695		102,823	(7)	648,974	—	81,148		51,620		1,233,260
	2008	376,470		67,413		560,116	—	146,356		52,188		1,202,543
Peter Fante - Chief Legal Officer,	2010	325,000		—		188,194	—	211,288		18,250		742,732
Chief Compliance Officer, Secretary and	2009	325,000		—		629,219	—	158,229		14,000		1,126,448
Corporate Officer	2008	292,500		25,590		989,631	—	139,410		48,672	(8)	1,495,803

(1)	Includes annual bonuses paid based on general performance reviews by the compensation committee not tied to pre-defined performance goals or other special bonuses.

(2)	Reflects the aggregate grant date fair value of stock or option awards, as applicable, approved for the executive officer in the applicable fiscal year computed in accordance with applicable accounting standards. For performance-based awards, the value shown in the table is based on the achievement of the target level (or probable level) of performance. See the table below entitled “Maximum Grant Date Value of Performance Awards” for the aggregate grant date fair value of these performance awards assuming the highest level of performance had been achieved. The grant date fair value of our annual equity awards has fluctuated significantly from year to year based on significant volatility in our stock price during our extended filing delay period, particularly with respect to the awards made in the year ended January 31, 2010. As noted in the “Compensation Discussion and Analysis”, in the year ended January 31, 2008, in addition to a regular annual equity grant, each officer also received a retention equity award. Mr. Robinson also received a one-time welcome grant in that year.

(3)	Amount represents performance-based annual cash bonuses tied to pre-defined performance goals.

(4)	See the table below for additional information on “All Other Compensation” amounts for the year ended January 31, 2010. “All Other Compensation” does not include premiums for group life, health, or disability insurance that is available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.

(5)	Mr. Sperling received a salary of NIS 1,238,892 per annum ($317,528 based on the average exchange rate from February 1, 2009 through January 31, 2010 of NIS 1=$0.2563) and a performance-based bonus of NIS 808,447 ($217,391 based on the May 2, 2010 exchange rate of NIS 1=$0.2689).

(6)	Mr. Parcell received a salary of £194,000 per annum ($306,520 based on the average exchange rate from February 1, 2009 through January 31, 2010 of £1= $1.5800), a performance-based bonus of £98,650 ($159,280) paid in installments based on the average exchange rate from May 31, 2009 through March 31, 2010 of £1= $1.6146).

(7)	For the year ended January 31, 2009, Mr. Parcell received a discretionary bonus of $30,000 and £36,850 ($72,823 based on the May 31, 2008 exchange rate of £1=$1.9762) representing the second half of his 2007 cash retention bonus, which was earned and paid in 2008.

(8)	Includes a one-time relocation allowance of $30,000 for Mr. Fante.

Maximum Grant Date Value of Performance Awards
The following table sets forth the aggregate grant date fair value of the performance awards made to our executive officers during the years ended January 31, 2010, 2009, and 2008 assuming the highest level of performance had been achieved. Fair value is calculated based on the closing price of our common stock on the accounting grant date, which is not always the same as the date the stock option committee approved the grant, and award tranches are also grouped by accounting grant date. The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated.

					Fair Value on Date
	Date of Committee		Accounting	Maximum	of Commitee
Name	Approval of Grant		Grant Date	Possible Shares	Approval
Dan Bodner	3/4/2009 (1st tranche	)	3/18/2009	62,500	$212,500
	5/28/2008 (2nd tranche	)	3/18/2009	12,500	$42,500
	7/2/2007 (3rd tranche	)	3/18/2009	18,767	$63,808

			Total YE 1/31/2010	93,767	$318,808

	5/28/2008 (1st tranche	)	5/28/2008	12,500	$274,375
	7/2/2007 (2nd tranche	)	5/28/2008	18,767	$411,936

			Total YE 1/31/2009	31,267	$686,311

	7/2/2007 (1st tranche	)	1/31/2008	18,766	$347,171

			Total YE 1/31/2008	18,766	$347,171

Douglas Robinson	3/4/2009 (1st tranche	)	3/18/2009	22,556	$76,691
	5/28/2008 (2nd tranche	)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche	)	3/18/2009	4,300	$14,620

			Total YE 1/31/2010	34,374	$116,872

	5/28/2008 (1st tranche	)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche	)	5/28/2008	4,300	$94,385

			Total YE 1/31/2009	11,818	$259,405

	7/2/2007 (1st tranche	)	1/31/2008	4,300	$79,550

			Total YE 1/31/2008	4,300	$79,550

					Fair Value on Date
	Date of Committee		Accounting	Maximum	of Commitee
Name	Approval of Grant		Grant Date	Possible Shares	Approval
Elan Moriah	3/4/2009 (1st tranche	)	3/18/2009	22,556	$76,690
	5/28/2008 (2nd tranche	)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche	)	3/18/2009	3,767	$12,808

			Total YE 1/31/2010	33,841	$115,059

	5/28/2008 (1st tranche	)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche	)	5/28/2008	3,767	$82,686

			Total YE 1/31/2009	11,285	$247,706

	7/2/2007 (1st tranche	)	1/31/2008	3,766	$69,671

			Total YE 1/31/2008	3,766	$69,671

Meir Sperling	5/20/2009 (1st tranche	)	6/20/2009	20,050	$212,530
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	3,767	$12,808

			Total YE 1/31/2010	30,500	$248,060

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	3,767	$82,686

			Total YE 1/31/2009	10,450	$229,378

	7/2/2007 (1st tranche	)	1/31/2008	3,766	$69,671

			Total YE 1/31/2008	3,766	$69,671

David Parcell	3/4/2009 (1st tranche	)	3/18/2009	20,050	$68,170
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	2,834	$9,636

			Total YE 1/31/2010	29,567	$100,528

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	2,833	$62,184

			Total YE 1/31/2009	9,516	$208,876

	7/2/2007 (1st tranche	)	1/31/2008	2,833	$52,411

			Total YE 1/31/2008	2,833	$52,411

					Fair Value on Date
	Date of Committee		Accounting	Maximum	of Commitee
Name	Approval of Grant		Grant Date	Possible Shares	Approval
Peter Fante	3/4/2009 (1st tranche	)	3/18/2009	20,050	$68,170
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	1,934	$6,576

			Total YE 1/31/2010	28,667	$97,468

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	1,933	$42,429

			Total YE 1/31/2009	8,616	$189,121

	7/2/2007 (1st tranche	)	1/31/2008	1,933	$35,761

			Total YE 1/31/2008	1,933	$35,761
All Other Compensation Table(1)

				Car Allowance
				or Cost of
	Employer	Severance		Company Car	Professional	Accrued	Statutory	Supplemental
	Retirement	Fund	Study Fund	Plus Fuel	Advice	Vacation	Recreation	Life
Name	Contribution	Contribution	Contribution	Allowance	Allowance	Payout	Payment	Insurance	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Dan Bodner	2,000	—	—	14,828	20,000	—	—	4,990	41,818
Douglas Robinson	2,000	—	—	12,000	—	—	—	—	14,000
Elan Moriah	2,000	—	—	10,687	—	—	—	—	12,687
Meir Sperling (2)	17,623	26,810	23,815	13,502	—	—	610	—	82,360
David Parcell (3)	20,098	—	—	21,778	8,023	7,159	—	—	57,058
Peter Fante	2,000	—	—	12,000	4,250	—	—	—	18,250

(1)	This supplemental table is provided as additional information for our stockholders and is not intended as a substitute for the information presented in the “Summary Compensation Table”.

(2)	For the year ended January 31, 2010, Mr. Sperling received a company contribution to his retirement fund of NIS 68,759 ($17,623), to his severance fund of NIS 104,603 ($26,810), to his study fund of NIS 92,917 ($23,815), use of a company car plus a fuel reimbursement allowance which cost us NIS 52,679 ($13,502) for the period, and a statutory recreation payment of NIS 2,380 ($610), in each case, based on the average exchange rate from February 1, 2009 through January 31, 2010 of NIS 1=$0.2563.

(3)	For the year ended January 31, 2010, Mr. Parcell received a company contribution to his retirement fund of £12,720 ($20,098), use of a company car plus a fuel reimbursement allowance which cost us £13,783 ($21,778) for the period, reimbursement of professional advice allowance of £5,078 ($8,023), and payout of accrued vacation of £4,477 ($7,159), in each case, based on the average exchange rate from February 1, 2009 through January 31, 2010 of £1= $1.5800.

Grants of Plan-Based Awards for the Year Ended January 31, 2010
The following table sets forth information concerning equity grants to our named executive officers during the year ended January 31, 2010. For the sake of clarity, the table also contains information about awards made in other years to the extent that the performance goal for any tranche of such awards was set in the year ended January 31, 2010.

											All Other Stock	Accounting
		Date of									Awards:	Grant Date
		Committee			Estimated Possible Payouts			Estimated Future Payouts			Number of	Fair Value of
		Approval	Accounting		Under Non-Equity Incentive			Under Equity Incentive			Shares of Stock	Stock and
Name	Type of Award	of Grant	Grant Date		Plan Awards			Plan Awards			or Units	Option Awards
					Threshold	Target	Max	Threshold	Target	Max
					($)(1)	($)	($)	(#)(10)	(#)	(#)	(#)	(2)
Dan Bodner	RSU (Time-vested grant)(3)	3/4/2009	3/4/2009		—	—	—	—	—	—	93,750	$389,063
	RSU (Performance-vested grant)(4)(5)(6)	3/4/2009	3/18/2009	(9)				15,625	31,250	62,500		$106,250
		3/4/2009	3/17/2010	(9)				18,750	31,250	62,500		$768,125
		3/4/2009	n/a	(9)				n/a	31,250	62,500		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	12,500	12,500	12,500	—	$274,375
		5/28/2008	3/18/2009	(9)	—	—	—	6,250	12,500	12,500	—	$42,500
		5/28/2008	3/17/2010	(9)	—	—	—	7,500	12,500	12,500	—	$307,250
		7/2/2007	1/31/2008	(9)	—	—	—	14,075	18,766	18,766	—	$347,171
		7/2/2007	5/28/2008	(9)	—	—	—	14,075	18,767	18,767	—	$411,936
		7/2/2007	3/18/2009	(9)	—	—	—	9,384	18,767	18,767	—	$63,808
	Annual Bonus for YE 1/31/10	n/a	n/a		270,000	600,000	1,140,000	—	—	—	—	—
Douglas Robinson	RSU (Time-vested grant)(3)	3/4/2009	3/4/2009		—	—	—	—	—	—	33,835	$140,415
	RSU (Performance-vested grant)(4)(5)(6)	3/4/2009	3/18/2009	(9)				5,639	11,278	22,556		$38,345
		3/4/2009	3/17/2010	(9)				6,767	11,278	22,556		$277,213
		3/4/2009	n/a	(9)				n/a	11,279	22,558		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	7,518	7,518	7,518	—	$165,020
		5/28/2008	3/18/2009	(9)	—	—	—	3,759	7,518	7,518	—	$25,561
		5/28/2008	3/17/2010	(9)	—	—	—	4,512	7,520	7,520	—	$184,842
		7/2/2007	1/31/2008	(9)	—	—	—	3,225	4,300	4,300	—	$79,550
		7/2/2007	5/28/2008	(9)	—	—	—	3,225	4,300	4,300	—	$94,385
		7/2/2007	3/18/2009	(9)	—	—	—	2,150	4,300	4,300	—	$14,620
	Annual Bonus for YE 1/31/10	n/a	n/a		95,580	212,400	403,560	—	—	—	—	—
Elan Moriah	RSU (Time-vested grant)(3)	3/4/2009	3/4/2009		—	—	—	—	—	—	33,835	$140,415
	RSU (Performance-vested grant)(4)(5)(6)	3/4/2009	3/18/2009	(9)				5,639	11,278	22,556		$38,345
		3/4/2009	3/17/2010	(9)				6,767	11,278	22,556		$277,213
		3/4/2009	n/a	(9)				n/a	11,279	22,558		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	7,518	7,518	7,518	—	$165,020
		5/28/2008	3/18/2009	(9)	—	—	—	3,759	7,518	7,518	—	$25,561
		5/28/2008	3/17/2010	(9)	—	—	—	4,512	7,520	7,520	—	$184,842
		7/2/2007	1/31/2008	(9)	—	—	—	2,825	3,766	3,766	—	$69,671
		7/2/2007	5/28/2008	(9)	—	—	—	2,825	3,767	3,767	—	$82,686
		7/2/2007	3/18/2009	(9)	—	—	—	1,884	3,767	3,767	—	$12,808
	Annual Bonus for YE 1/31/10	n/a	n/a		95,580	212,400	403,560	—	—	—	—	—

											All Other Stock	Accounting
		Date of									Awards:	Grant Date
		Committee			Estimated Possible Payouts			Estimated Future Payouts			Number of	Fair Value of
		Approval	Accounting		Under Non-Equity Incentive			Under Equity Incentive			Shares of Stock	Stock and
Name	Type of Award	of Grant	Grant Date		Plan Awards			Plan Awards			or Units	Option Awards
					Threshold	Target	Max	Threshold	Target	Max
					($)(1)	($)	($)	(#)(10)	(#)	(#)	(#)	(2)
Meir Sperling	RSU (Time-vested grant)(3)	5/20/2009	6/20/2009		—	—	—	—	—	—	30,075	$318,795
	RSU (Performance-vested grant)(4)(5)(6)	5/20/2009	6/20/2009	(9)				5,013	10,025	20,050		$106,265
		5/20/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		5/20/2009	n/a	(9)				n/a	10,025	20,050		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	6,683	6,683	6,683	—	$146,692
		5/28/2008	3/18/2009	(9)	—	—	—	3,342	6,683	6,683	—	$22,722
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
		7/2/2007	1/31/2008	(9)	—	—	—	2,825	3,766	3,766	—	$69,671
		7/2/2007	5/28/2008	(9)	—	—	—	2,825	3,767	3,767	—	$82,686
		7/2/2007	3/18/2009	(9)	—	—	—	1,884	3,767	3,767	—	$12,808
	Annual Bonus for YE 1/31/10(7)	n/a	n/a		67,381	149,736	284,499	—	—	—	—	—
David Parcell	RSU (Time-vested grant)(3)	3/4/2009	3/4/2009		—	—	—	—	—	—	30,075	$124,811
	RSU (Performance-vested grant)(4)(5)(6)	3/4/2009	3/18/2009	(9)				5,013	10,025	20,050		$34,085
		3/4/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		3/4/2009	n/a	(9)				n/a	10,025	20,050		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	6,683	6,683	6,683	—	$146,692
		5/28/2008	3/18/2009	(9)	—	—	—	3,342	6,683	6,683	—	$22,722
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
		7/2/2007	1/31/2008	(9)	—	—	—	2,125	2,833	2,833	—	$52,411
		7/2/2007	5/28/2008	(9)	—	—	—	2,125	2,833	2,833	—	$62,184
		7/2/2007	3/18/2009	(9)	—	—	—	1,417	2,834	2,834	—	$9,636
	Annual Bonus for YE 1/31/10(8)	n/a	n/a		50,612	112,472	213,697	—	—	—	—	—
Peter Fante	RSU (Time-vested grant)(3)	3/4/2009	3/4/2009		—	—	—	—	—	—	30,075	$124,811
	RSU (Performance-vested grant)(4)(5)(6)	3/4/2009	3/18/2009	(9)				5,013	10,025	20,050		$34,085
		3/4/2009	3/17/2010	(9)				6,015	10,025	20,050		$246,415
		3/4/2009	n/a	(9)				n/a	10,025	20,050		n/a
		5/28/2008	5/28/2008	(9)	—	—	—	6,683	6,683	6,683	—	$146,692
		5/28/2008	3/18/2009	(9)	—	—	—	3,342	6,683	6,683	—	$22,722
		5/28/2008	3/17/2010	(9)	—	—	—	4,010	6,684	6,684	—	$164,293
		7/2/2007	1/31/2008	(9)	—	—	—	1,450	1,933	1,933	—	$35,761
		7/2/2007	5/28/2008	(9)	—	—	—	1,450	1,933	1,933	—	$42,429
		7/2/2007	3/18/2009	(9)	—	—	—	967	1,934	1,934	—	$6,576
	Annual Bonus for YE 1/31/10	n/a	n/a		73,125	162,500	308,750	—	—	—	—	—

(1)	The threshold column corresponds to the minimum bonus payable to the executive officer assuming that minimum performance goals are achieved. If minimum performance goals are not achieved, the bonus payable to the executive officer would be zero.

(2)	The accounting grant date fair value of equity awards is based on the target number of shares and calculated using the closing price of our common stock on the accounting grant date, which is not always the same as the date the stock option committee approved the grant. The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated. For further discussion of our accounting for equity compensation, see Note 14, “Employee Benefit Plans” to the consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended January 31, 2010.

The following table summarizes the fair value of the July 2, 2007, May 28, 2008, March 4, 2009, and May 20, 2009 performance-vested awards based on the target number of shares and calculated using the closing price of our common stock on, as applicable, July 2, 2007 ($30.77), May 28, 2008 ($21.95), March 4, 2009 ($4.15), and May 20, 2009 ($7.80), the dates the stock option committee approved the grants.

					Fair Value on Date
	Date of Committee		Accounting	Target	of Committee
Name	Approval of Grant		Grant Date	Shares	Approval
Dan Bodner	3/4/2009 (1st tranche	)	3/18/2009	31,250	$106,250
	5/28/2008 (2nd tranche	)	3/18/2009	12,500	$42,500
	7/2/2007 (3rd tranche	)	3/18/2009	18,767	$63,808

			Total YE 1/31/2010	62,517	$212,558

	5/28/2008 (1st tranche	)	5/28/2008	12,500	$274,375
	7/2/2007 (2nd tranche	)	5/28/2008	18,767	$411,936

			Total YE 1/31/2009	31,267	$686,311

	7/2/2007 (1st tranche	)	1/31/2008	18,766	$347,171

			Total YE 1/31/2008	18,766	$347,171

Douglas Robinson	3/4/2009 (1st tranche	)	3/18/2009	11,278	$38,345
	5/28/2008 (2nd tranche	)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche	)	3/18/2009	4,300	$14,620

			Total YE 1/31/2010	23,096	$78,526

	5/28/2008 (1st tranche	)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche	)	5/28/2008	4,300	$94,385

			Total YE 1/31/2009	11,818	$259,405

	7/2/2007 (1st tranche	)	1/31/2008	4,300	$79,550

			Total YE 1/31/2008	4,300	$79,550

Elan Moriah	3/4/2009 (1st tranche	)	3/18/2009	11,278	$38,345
	5/28/2008 (2nd tranche	)	3/18/2009	7,518	$25,561
	7/2/2007 (3rd tranche	)	3/18/2009	3,767	$12,808

			Total YE 1/31/2010	22,563	$76,714

	5/28/2008 (1st tranche	)	5/28/2008	7,518	$165,020
	7/2/2007 (2nd tranche	)	5/28/2008	3,767	$82,686

			Total YE 1/31/2009	11,285	$247,706

	7/2/2007 (1st tranche	)	1/31/2008	3,766	$69,671

			Total YE 1/31/2008	3,766	$69,671

					Fair Value on Date
	Date of Committee		Accounting	Target	of Committee
Name	Approval of Grant		Grant Date	Shares	Approval
Meir Sperling	5/20/2009 (1st tranche	)	6/20/2009	10,025	$106,265
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	3,767	$12,808

			Total YE 1/31/2010	20,475	$141,795

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	3,767	$82,686

			Total YE 1/31/2009	10,450	$229,378

	7/2/2007 (1st tranche	)	1/31/2008	3,766	$69,671

			Total YE 1/31/2008	3,766	$69,671

David Parcell	3/4/2009 (1st tranche	)	3/18/2009	10,025	$34,085
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	2,834	$9,636

			Total YE 1/31/2010	19,542	$66,443

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	2,833	$62,184

			Total YE 1/31/2009	9,516	$208,876

	7/2/2007 (1st tranche	)	1/31/2008	2,833	$52,411

			Total YE 1/31/2008	2,833	$52,411

Peter Fante	3/4/2009 (1st tranche	)	3/18/2009	10,025	$34,085
	5/28/2008 (2nd tranche	)	3/18/2009	6,683	$22,722
	7/2/2007 (3rd tranche	)	3/18/2009	1,934	$6,576

			Total YE 1/31/2010	18,642	$63,383

	5/28/2008 (1st tranche	)	5/28/2008	6,683	$146,692
	7/2/2007 (2nd tranche	)	5/28/2008	1,933	$42,429

			Total YE 1/31/2009	8,616	$189,121

	7/2/2007 (1st tranche	)	1/31/2008	1,933	$35,761

			Total YE 1/31/2008	1,933	$35,761

(3)	The March 4, 2009 time-based award vests 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on April 12, 2012. The May 20, 2009 time-based award vests 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on May 20, 2012.

(4)	The March 4, 2009 and May 20, 2009 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2009 through January 31, 2010, 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011, and 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012 (provided that, with respect to the period from February 1, 2011 through January 31, 2012, no such determination by the stock option committee shall be final until on or after the third anniversary of the date the award was approved).

(5)	The May 28, 2008 performance award vests 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from May 1, 2008 through January 31, 2009, 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010, and 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011 (provided that, with respect to the period from February 1, 2010 through January 31, 2011, no such determination by the stock option committee shall be final until on or after May 28, 2011), and as of January 31, 2010 was, in the case of Mr. Parcell, subject to the special vesting conditions described in “- Narrative to ‘Grants of Plan-Based Awards’ Table”.

(6)	The July 2, 2007 performance award vests 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from August 1, 2007 through January 31, 2008, 1/3 upon the determination of such achievement for the period from February 1, 2008 through January 31, 2009, and 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010 (provided that, with respect to the period from February 1, 2009 through January 31, 2010, no such determination by the stock option committee shall be final until on or after July 2, 2010), and as of January 31, 2010 was, in the case of Mr. Parcell, subject to the special vesting conditions described in “- Narrative to ‘Grants of Plan-Based Awards’ Table”.

(7)	On March 18, 2009 the compensation committee approved threshold, target, and maximum bonus awards for Mr. Sperling of NIS 278,550, NIS 619,000, and NIS 1,176,100, respectively ($67,381, $149,736, and $284,499 based on the March 18, 2009 exchange rate of NIS1=$0.2419).

(8)	On March 18, 2009, the compensation committee approved threshold, target, and maximum bonus awards for Mr. Parcell of £36,000, £80,000, and £152,000, respectively ($50,612, $112,472 and $213,697 based on the March 18, 2009 exchange rate of £1=$1.4059).

(9)	Each performance award contains three equal tranches which vest based on three separate performance periods. Dates correspond to the accounting grant date applicable to the first, second, and third tranches, respectively The accounting grant date is generally the date on which the performance goal for the applicable award tranche has been both established and communicated. Tranches for which performance goals have not yet been established do not yet have an accounting grant date.

(10)	Represents the threshold number of shares that were available to be earned in each of the 2007, 2008, 2009, and 2010 performance periods, as applicable. Tranches for which performance goals have not yet been established do not yet have a threshold award level. The following table summarizes the actual number of shares earned for each of the performance periods that has already been completed. If the minimum performance goal is not achieved in any performance period, no shares are earned for that period.

Performance Grant Approved July 2, 2007
	Actual Shares Earned for	Actual Shares Earned for	Actual Shares Earned for
Name	2007 Performance Period	2008 Performance Period	2009 Performance Period
Dan Bodner	18,625	15,275	18,767
Douglas Robinson	4,267	3,500	4,300
Elan Moriah	3,737	3,065	3,767
Meir Sperling	3,737	3,065	3,767
David Parcell	2,811	2,306	2,834
Peter Fante	1,918	1,573	1,934

Performance Grant Approved May 28, 2008
	Actual Shares Earned for	Actual Shares Earned for
Name	2008 Performance Period	2009 Performance Period
Dan Bodner	12,500	12,500
Douglas Robinson	7,518	7,518
Elan Moriah	7,518	7,518
Meir Sperling	6,683	6,683
David Parcell	6,683	6,683
Peter Fante	6,683	6,683

Performance Grant Approved March 4, 2009 or May 20, 2009
Actual Shares Earned for
Name	2009 Performance Period
Dan Bodner	50,505
Douglas Robinson	18,227
Elan Moriah	18,227
Meir Sperling	16,202
David Parcell	16,202
Peter Fante	16,202

Further Information Regarding “Summary Compensation” Table and “Grants of Plan-Based Awards” Table
As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to an employment agreement with us. Each agreement provides for certain severance payments and benefits, including in connection with a change in control. See “— Executive Officer Severance Benefits and Change in Control Provisions” below for a discussion of these severance and change in control benefits, as well as a description of the restrictive covenants and clawback provisions contained in such agreements.
The agreements with our U.S. executive officers generally provide for an initial term of two years, followed by automatic one-year renewals (unless terminated by either party in accordance with the agreement and subject to required notice). The agreements with our non-U.S. executive officers do not provide for a fixed term. Mr. Sperling has a customary offer letter from us and a letter agreement regarding the release of his severance, retirement, and disability insurance funds in the event of a termination event, but does not currently have a formal employment agreement.
Narrative to “Summary Compensation” Table
As discussed in the “Compensation Discussion and Analysis” above, each employment agreement provides for an annual base salary, target bonus (subject to the achievement of performance goals), and certain perquisites. Although target bonuses are specified in each employment agreement, bonuses are not guaranteed and are paid based on the achievement of performance goals. In Mr. Robinson’s case, the target bonus is fixed at 60% of his base salary under the terms of his employment agreement. For the other executive officers party to an employment agreement, the target bonus is expressed as a dollar amount or an amount denominated in local currency. As of January 31, 2010, the target bonuses specified by the employment agreements were as follows: $162,500 (for Mr. Fante), $212,400 (for Mr. Moriah), and £38,000 (for Mr. Parcell). Mr. Parcell’s contractual target bonus of £38,000 corresponded to $60,770 as of January 31, 2010 based on an exchange rate of £1=$1.5992 on such date. As of January 31, 2010, Messrs. Bodner and Sperling had not entered into employment agreements with us and therefore did not yet have contractually defined target bonuses. Mr. Sperling’s offer letter provides for an annual base salary and a discretionary annual bonus. Historically, the target bonuses for each executive officer established by the compensation committee as part of its annual compensation review process has equaled or exceeded the target bonus specified in the officer’s employment agreement (if any) and the target bonus from the previous year.
The grant date fair value of our annual equity awards has fluctuated significantly from year to year based on significant volatility in our stock price during our extended filing delay period, particularly with respect to the awards made in the year ended January 31, 2010. As noted in the “Compensation Discussion and Analysis”, in the year ended January 31, 2008, in addition to a regular annual equity grant, each officer also received a retention equity award. Mr. Robinson also received a one-time welcome grant in that year.

Narrative to “All Other Compensation” Table
We provide a limited amount of perquisites to our executive officers, which vary from officer to officer. Each of the executive officers is entitled to use of a company car or an annual car allowance. Messrs. Sperling and Parcell are entitled to an annual allowance for fuel reimbursement. Messrs. Bodner, Robinson, and Fante are entitled to an annual allowance for legal, tax, or accounting advice. In some years, Mr. Parcell has received reimbursement of a modest amount of legal or tax advice as agreed by us on a case by case basis in connection with proposed modifications of his employment arrangements. All executive officers receive the same health insurance and company-paid group life and disability insurance offered to all other employees in the country in which the executive officer is employed. In addition, Mr. Bodner has historically received a supplemental company-paid life insurance policy.
Executive officers in the U.S. receive the same partial match of their 401(k) contributions as all other U.S. employees, up to a maximum company contribution of $2,000 per year.
In the case of Mr. Parcell, we contribute a percentage of his base salary to a retirement fund on the same basis as other U.K. employees. Under the retirement fund Mr. Parcell, can elect to contribute a percentage of his monthly salary to the fund, which is administered by an outside third party, similar to a 401(k). If he elects to contribute 3% or less of his salary, we contribute an amount equal to 4% of his salary. If he elects to contribute 4% of salary, our contribution is 5%. If he elects to contribute 5% or more, our contribution is 6%. Our contributions are incremental to his salary and are paid by us directly to the third-party provider.
Like all Israeli employees, under Israeli law, Mr. Sperling is entitled to severance pay equal to one month’s salary for each year of employment upon termination without cause (as defined in the Israel Severance Pay Law). To satisfy this requirement, for all Israeli employees, including Mr. Sperling, we make contributions on behalf of the employee to a severance fund. This severance fund is often part of a larger savings fund which also includes a retirement fund and in some cases an insurance component. Each employee can elect to contribute an amount equal to between 5% and 7% of his or her monthly salary to the retirement fund. We contribute an amount equal to 5% of the employee’s monthly salary to the retirement fund plus an additional amount equal to 8.33% of the employee’s monthly salary to the severance fund. The employee is not required to pay anything towards the severance fund. Our contributions are incremental to the employee’s base salary and, except as noted below, are paid by us directly to the third-party plan administrator. Applicable tax law permits allocations made by the employer to the retirement fund to be made on a tax-free basis up to a limit set by applicable Israeli tax regulations. Under local Israeli company policy, the employee may request that any company contributions in excess of this limit be made directly to him or her rather than being placed in the retirement fund. For executives like Mr. Sperling, if the amount in the severance fund is insufficient to cover the required statutory payment under Israeli labor law at the time of a termination event, we are obligated to supplement the amounts in the severance fund.

In addition, all Israeli employees, including Mr. Sperling, are also entitled to participate in a continuing education fund, often referred to as a study fund. The continuing education fund is a savings fund from which the employee can withdraw on a tax-free basis for any purpose after six years, irrespective of his or her employment status with us. Each month, eligible employees contribute 2.5%, and we contribute 7.5%, of the employee’s base salary to the study fund. Applicable tax law permits a portion of the company contributions to the study fund to be made tax-free. Under local Israeli company policy, the employee may request that any company contributions in excess of this limit be made directly to him or her rather than being placed in the fund. Our contributions are incremental to the employee’s base salary and, except as noted above, are paid by us directly to the third-party plan administrator.
Under applicable Israeli law, each employee is paid a small annual amount for recreation based on the employee’s tenure and a per-diem rate published by the government. Under local Israeli company policy, our Israeli employees are also entitled to receive a cash payment in exchange for vacation days in accordance with the terms of the policy.
Narrative to “Grants of Plan-Based Awards” Table
All of the equity awards listed in the table entitled “Grants of Plan-Based Awards” were made under or subsequently allocated to the Verint Systems Inc. Stock Incentive Compensation Plan or the Verint Systems Inc. Amended and Restated 2004 Stock Incentive Compensation Plan (each as amended). Time-based equity awards for officers normally vest over a three- or a four-year period. Performance-based equity awards to date have been comprised of three separate vesting periods corresponding to three separate performance periods which generally correspond to our fiscal year. Specific vesting schedules for each award listed in the table entitled “Grants of Plan-Based Awards” are provided in the footnotes to the table.
All of the equity awards granted to our executive officers in the years ended January 31, 2009 and 2008 (but not in year ended January 31, 2010) were made subject to special “compliance” vesting conditions which overrode the regular time-vesting or performance-vesting schedule of the awards. These compliance vesting conditions required us to be both current with our SEC filings and re-listed on NASDAQ or another nationally recognized exchange for the awards to vest. The May 2008 awards also required that we have received stockholder approval of a new equity compensation plan or have additional share capacity under an existing stockholder-approved equity compensation plan for the 2008 awards to vest. If any of these compliance vesting conditions was not satisfied on the date the awards would otherwise vest, the portion of the award that would otherwise vest remained unvested until such time as all of the applicable compliance vesting conditions were satisfied. As described in the “Compensation Discussion and Analysis” above, the compensation and stock option committees subsequently authorized us to enter into amendments with each of the executive officers to remove the compliance vesting conditions, thereby permitting these awards to vest on their original schedule. As of the date of this proxy statement, we have finalized all of these amendments except for Mr. Parcell’s which was ultimately not signed due to local tax considerations; however, as of the date of this proxy statement, all of the compliance conditions in Mr. Parcell’s 2007 and 2008 equity awards have been satisfied. For our U.S. executive officers, these amendments also provide for a delay in the delivery of the shares underlying these awards until the resale of such shares is covered by an effective registration statement and until the conclusion of any company-imposed trading blackout the officer may be subject to at the time such shares would otherwise be delivered, subject to limitations imposed by Section 409A of the Internal Revenue Code.

Outstanding Equity Awards at January 31, 2010
The following table sets forth information regarding various equity awards held by our named executive officers as of January 31, 2010. The market value of all RSU and restricted stock awards is based on the closing price of our common stock as of the last trading day in the year ended January 31, 2010 ($18.30 on January 29, 2010).

			Option Awards				Stock Awards
			Number of	Number of
			Securities	Securities					Equity Incentive Plan	Equity Incentive Plan
			Underlying	Underlying			Number of Shares	Market Value of	Awards: Number of	Awards: Market or Payout
	Date of		Unexercised	Unexercised	Option		or Units of Stock	Shares or Units of	Unearned Shares, Units or	Value of Unearned Shares,
	Committee		Options	Options	Exercise	Option	That Have Not	Stock That Have	Other Rights That Have Not	Units or Other Rights That
	Approval of		(#)	(#)	Price	Expiration	Vested	Not Vested	Vested	Have Not Vested
Name	Grant		Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
Dan Bodner	5/21/2002	(1)	16,635	—	16.00	5/21/2012	—	—	—	—
	3/5/2003	(1)	40,000	—	17.00	3/5/2013	—	—	—	—
	12/12/2003	(1)	37,200	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	80,000	—	35.11	12/9/2014	—	—	—	—
	1/11/2006	(1)	88,000	—	34.40	1/11/2016	—	—	—	—
	7/2/2007	(2)	—	—	—	—	19,400	355,020	—	—
	7/2/2007	(3)	—	—	—	—	19,142	350,299	—	—
	7/2/2007	(4)	—	—	—	—	18,768	343,454	—	—
	5/28/2008	(7)	—	—	—	—	25,000	457,500	—	—
	5/28/2008	(8)	—	—	—	—	12,500	228,750	12,500	228,750
	3/4/2009	(9)	—	—	—	—	93,750	1,715,625	—	—
	3/4/2009	(10)	—	—	—	—	50,505	924,242	62,500	1,143,750
Douglas Robinson	7/2/2007	(2)	—	—	—	—	12,900	236,070	—	—
	7/2/2007	(5)	—	—	—	—	5,600	102,480	—	—
	7/2/2007	(6)	—	—	—	—	1,290	23,607	—	—
	7/2/2007	(4)	—	—	—	—	4,300	78,690	—	—
	5/28/2008	(7)	—	—	—	—	15,038	275,195	—	—
	5/28/2008	(8)	—	—	—	—	7,518	137,579	7,520	137,616
	3/4/2009	(9)	—	—	—	—	33,835	619,181	—	—
	3/4/2009	(10)	—	—	—	—	18,227	333,554	22,557	412,793
Elan Moriah	4/1/2001	(1)	4,892	—	8.69	4/1/2011	—	—	—	—
	5/21/2002	(1)	2,446	—	16.00	5/16/2012	—	—	—	—
	3/5/2003	(1)	20,000	—	17.00	3/5/2013	—	—	—	—
	12/12/2003	(1)	18,750	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	25,000	—	35.11	12/9/2014	—	—	—	—
	1/11/2006	(1)	20,000	—	34.40	1/11/2016	—	—	—	—
	7/2/2007	(2)	—	—	—	—	14,100	258,030	—	—
	7/2/2007	(3)	—	—	—	—	3,842	70,309	—	—
	7/2/2007	(4)	—	—	—	—	3,768	68,954	—	—
	5/28/2008	(7)	—	—	—	—	15,038	275,195	—	—
	5/28/2008	(8)	—	—	—	—	7,518	137,579	7,520	137,616
	3/4/2009	(9)	—	—	—	—	33,835	619,181	—	—
	3/4/2009	(10)	—	—	—	—	18,227	333,554	22,557	412,793
Meir Sperling	4/1/2001	(1)	2,446	—	8.69	4/1/2011	—	—	—	—
	5/21/2002	(1)	2,446	—	16.00	5/16/2012	—	—	—	—
	3/5/2003	(1)	25,000	—	17.00	3/5/2013	—	—	—	—
	12/12/2003	(1)	25,000	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	25,000	—	35.11	12/9/2014	—	—	—	—
	1/11/2006	(1)	20,000	—	34.40	1/11/2016	—	—	—	—
	7/2/2007	(2)	—	—	—	—	13,600	248,880	—	—
	7/2/2007	(3)	—	—	—	—	3,842	70,309	—	—
	7/2/2007	(4)	—	—	—	—	3,768	68,954	—	—
	5/28/2008	(7)	—	—	—	—	13,366	244,598	—	—
	5/28/2008	(8)	—	—	—	—	6,683	122,299	6,684	122,317
	5/20/2009	(9)	—	—	—	—	30,075	550,373	—	—
	5/20/2009	(10)	—	—	—	—	16,202	296,497	20,050	366,915
David Parcell	5/21/2002	(1)	2,446	—	16.00	5/16/2012	—	—	—	—
	3/5/2003	(1)	7,500	—	17.00	3/5/2013	—	—	—	—
	12/12/2003	(1)	11,250	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	20,000	—	35.11	12/9/2014	—	—	—	—
	7/2/2007	(2)	—	—	—	—	—	—	8,000	146,400
	7/2/2007	(3)	—	—	—	—	—	—	8,500	155,550
	7/2/2007	(4)	—	—	—	—	—	—	7,951	145,503
	5/28/2008	(7)	—	—	—	—	—	—	20,050	366,915
	5/28/2008	(8)	—	—	—	—	—	—	20,050	366,915
	3/4/2009	(9)	—	—	—	—	30,075	550,373	—	—
	3/4/2009	(10)	—	—	—	—	16,202	296,497	20,050	366,915
Peter Fante	11/20/2002	(1)	6,250	—	14.90	11/20/2012	—	—	—	—
	12/12/2003	(1)	18,750	—	23.00	12/12/2013	—	—	—	—
	12/9/2004	(1)	20,000	—	35.11	12/9/2014	—	—	—	—
	7/2/2007	(2)	—	—	—	—	12,600	230,580	—	—
	7/2/2007	(3)	—	—	—	—	1,972	36,088	—	—
	7/2/2007	(4)	—	—	—	—	1,934	35,392	—	—
	5/28/2008	(7)	—	—	—	—	13,366	244,598	—	—
	5/28/2008	(8)	—	—	—	—	6,683	122,299	6,684	122,317
	3/4/2009	(9)	—	—	—	—	30,075	550,373	—	—
	3/4/2009	(10)	—	—	—	—	16,202	296,497	20,050	366,915

(1)	This award was fully vested at January 31, 2010.

(2)	The vesting schedule for this RSU grant was/is 50% on March 15, 2008 and 50% on July 2, 2010, and as of January 31, 2010, this award was, for Mr. Parcell, subject to the special vesting conditions described below.

(3)	The vesting schedule for this RSU grant was/is 33% on March 15, 2008, 33% on March 15, 2009, and 34% on July 2, 2010, and as of January 31, 2010, this award was, for Mr. Parcell, subject to the special vesting conditions described below.

(4)	The vesting schedule for this RSU grant was/is 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from August 1, 2007 through January 31, 2008, 1/3 upon the determination of such achievement for the period from February 1, 2008 through January 31, 2009, and 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010 (provided that, with respect to the period from February 1, 2009 through January 31, 2010, no such determination by the stock option committee shall be final until on or after July 2, 2010), and as of January 31, 2010, this award was, for Mr. Parcell, subject to the special vesting conditions described below.

(5)	The vesting schedule for this RSU grant was/is 25% on August 14, 2007, 25% on August 14, 2008, 25% on August 14, 2009, and 25% on August 14, 2010.

(6)	The vesting schedule for this RSU grant was/is 30% on August 14, 2007, 30% on August 14, 2008, 30% on August 14, 2009, and 10% on July 2, 2010.

(7)	The May 28, 2008 award vests 1/3 on April 3, 2009, 1/3 on April 3, 2010, and 1/3 on May 28, 2011 and as of January 31, 2010 was, for Mr. Parcell, subject to the special vesting conditions described below.

(8)	The May 28, 2008 performance award vests 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from May 1, 2008 through January 31, 2009, 1/3 upon the determination of such achievement for the period from February 1, 2009 through January 31, 2010, and 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011 (provided that, with respect to the period from February 1, 2010 through January 31, 2011, no such determination by the stock option committee shall be final until on or after May 28, 2011), and as of January 31, 2010 was, for Mr. Parcell, subject to the special vesting conditions described below.

(9)	The March 4, 2009 time-based award vests 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on April 12, 2012. The May 20, 2009 time-based award vests 1/3 on April 12, 2010, 1/3 on April 12, 2011, and 1/3 on May 20, 2012.

(10)	The March 4, 2009 and May 20, 2009 performance awards vest 1/3 upon the stock option committee’s determination of our achievement of specified revenue targets (set by the stock option committee for the relevant performance period) for the period from February 1, 2009 through January 31, 2010, 1/3 upon the determination of such achievement for the period from February 1, 2010 through January 31, 2011, and 1/3 upon the determination of such achievement for the period from February 1, 2011 through January 31, 2012 (provided that, with respect to the period from February 1, 2011 through January 31, 2012, no such determination by the stock option committee shall be final until on or after the third anniversary of the date the award was approved). The table excludes shares eligible to be earned in excess of the target level based on the overachievement of the applicable performance goals except with respect to tranches for which the performance period had been completed as of January 31, 2010 (and the number of such overachievement shares could be calculated). For tranches corresponding to the January 31, 2010 performance period, the table shows the number of shares ultimately earned in the column entitled “Number of Shares or Units of Stock That Have Not Vested” because the performance period had been completed as of January 31, 2010, however, the determination of the number of shares earned (and the vesting thereof) did not occur until March 17, 2010. See the table entitled “Maximum Grant Date Value of Performance Awards” and the table entitled “Grants of Plan-Based Awards for the Year Ended January 31, 2010” for more information.

All of the equity awards granted to our executive officers in the years ended January 31, 2009 and 2008 (including the special 2007 retention equity grants), but not in year ended January 31, 2010, were made subject to special “compliance” vesting conditions which overrode the regular time-vesting or performance-vesting schedule of the awards. These compliance vesting conditions required us to be both current with our SEC filings and re-listed on NASDAQ or another nationally recognized exchange for the awards to vest. The May 2008 awards also required that we have received stockholder approval of a new equity compensation plan or have additional share capacity under an existing stockholder-approved equity compensation plan for the 2008 awards to vest. If any of these compliance vesting conditions was not satisfied on the date the awards would otherwise vest, the portion of the award that would otherwise vest remained unvested until such time as all of the applicable compliance vesting conditions were satisfied. As described in the “Compensation Discussion and Analysis” above, the compensation and stock option committees subsequently authorized us to enter into amendments with each of the executive officers to remove the compliance vesting conditions, thereby permitting these awards to vest on their original schedule. As of the date of this proxy statement, we have finalized all of these amendments except for Mr. Parcell’s which was ultimately not signed due to local tax considerations; however, as of the date of this proxy statement, all of the compliance conditions in Mr. Parcell’s 2007 and 2008 equity awards have been satisfied. For our U.S. executive officers, these amendments also provide for a delay in the delivery of the shares underlying these awards until the resale of such shares is covered by an effective registration statement and until the conclusion of any company-imposed trading blackout the officer may be subject to at the time such shares would otherwise be delivered, subject to limitations imposed by Section 409A of the Internal Revenue Code.
Option Exercises and Stock Vesting During the Year Ended January 31, 2010
No stock options were exercised during the year ended January 31, 2010. The value of stock awards realized on vesting is calculated by multiplying the number of shares vesting by the closing price of our common stock on the vesting date. See the table entitled “Outstanding Equity Awards at January 31, 2010” above for the vesting schedule of outstanding awards.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Dan Bodner	—	—	9,675	183,825
Douglas Robinson	—	—	—	—
Elan Moriah	—	—	2,500	47,500
Meir Sperling	—	—	2,500	47,500
David Parcell	—	—	2,000	38,000
Peter Fante	—	—	1,750	33,250
Executive Officer Severance Benefits and Change in Control Provisions
As of the date of this proxy statement, each of our executive officers other than Mr. Sperling is party to an employment agreement with us. The following is a summary of the severance and change in control provisions of these employment agreements as of the date of this proxy statement, with differences existing at January 31, 2010 noted under the “Provisions of Executive Officer Agreements Historically” caption. The following also summarizes benefits that our non-U.S. executive officers may become entitled to under local law or local company policy.

Provisions of Executive Officer Agreements at Present Date
Each of the employment agreements with our executive officers provides for an annual base salary and a performance-based bonus target.
Severance Not in Connection with a Change in Control
In the event of an involuntary termination of employment (a termination without cause or a resignation for good reason) not in connection with a change in control, the executive officers are, subject to their execution of a release and continued compliance with the restrictive covenants described below, entitled to severance consisting of base salary and, for our U.S. executive officers, reimbursement of health insurance premiums for 12 months (inclusive of any notice period required under the officer’s employment agreement), or 18 months in the case of Mr. Bodner. Mr. Bodner is also entitled to 60 days advanced notice of any termination other than for cause, continuation of his professional advice allowance, and access to his company-leased vehicle for 18 months in such instance.
In addition, in the event of an involuntary termination, each executive officer other than Mr. Bodner and Mr. Robinson is entitled to a pro-rated portion of his annual bonus for such year plus an amount equal to 100% of his average annual bonus measured over the last three years. Mr. Bodner’s agreement provides for a pro-rated portion of his annual bonus for such year plus an amount equal to 150% of his target bonus. Mr. Robinson’s agreement provides for payment of 150% of his average annual bonus measured over the last three years, but no pro-rated portion of his annual bonus for the year in question.
Severance in Connection with a Change in Control
In the event of a termination of employment in connection with a change in control, in lieu of the cash severance described above, each of the officers who has entered into a new or amended employment agreement with us beginning in 2009 is entitled to enhanced cash severance equal to the sum of 1.5 times base salary and target bonus, plus a pro-rated target bonus for the year of termination, or in the case of Mr. Bodner, 2.5 times the sum of base salary and target bonus, plus a pro-rated target bonus for the year of termination. We are currently in discussions regarding a formal employment agreement with Mr. Sperling and amended employment agreements with Mr. Robinson and Mr. Parcell, which we expect would include similar change in control benefits to Messrs. Moriah and Fante.
Equity
Other than in the case of Mr. Bodner, no equity acceleration is provided in the case of an involuntary termination not in connection with a change in control. In the event of an involuntary termination of employment in connection with a change in control, each of the employment agreements provides for acceleration of all unvested equity awards. Mr. Robinson’s agreement provides for acceleration of his unvested equity awards in the event of a change in control whether or not his employment is terminated. Each of the new or amended employment agreements signed beginning in 2009 also provides that all of the officer’s outstanding equity awards will become fully vested if not assumed in connection with a change in control.

Other Provisions
Each of the employment agreements provides for customary restrictive covenants, with a covenant period ranging from 12 to 24 months, including a non-compete, a non-solicitation of customers and employees, and an indefinite non-disclosure provision. Each agreement also contains a clawback provision which allows us to recoup from the officer, or cancel, a portion of the officer’s incentive compensation (including bonuses and equity awards) for a particular year if we are required to restate our financial statements for that year due to material noncompliance with any financial reporting requirement under the securities laws as a result of the officer’s misconduct. The clawback applies from and after the year in which the employment agreement was first signed to awards made during the term of the agreement. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated. Each of our U.S. executive officers who has entered into a new or amended employment agreement with us beginning in 2009 is also entitled to a gross-up for any excise taxes he may become subject to in connection with a change in control. The terms “cause”, “good reason”, and “change in control” are defined in the forms of employment agreements.
Provisions of Executive Officer Agreements Historically
As of January 31, 2010, Messrs. Bodner and Sperling had not entered into employment agreements with us and therefore did not have any of the contractual benefits described in the preceding section. As of January 31, 2010 and the date of this proxy statement, Mr. Sperling is party to a customary offer letter with us which provides for 90 days advanced notice in the event of a termination of employment by either party. Mr. Sperling is also party to a letter agreement with us pursuant to which we have agreed to release the full amounts in his severance, retirement, and disability insurance funds in the event of a termination event.
As noted above, Mr. Robinson’s and Mr. Parcell’s current employment agreements do not, and did not as of January 31, 2010, provide for the enhanced cash severance or tax gross-ups in the event of a termination in connection with a change in control described above.
Benefits Under Local Law or Local Company Policy
As discussed under “— Narrative to ‘All Other Compensation’ Table” above, Mr. Sperling is entitled to severance pay equal to one month’s salary for each year of employment upon termination without cause (as defined in the Israel Severance Pay Law) under Israeli law applicable to all Israeli employees. We make payments into a severance fund to secure this severance obligation during the course of Mr. Sperling’s employment and, unless there is a shortfall as described below, we are not responsible for any payments at the time of a qualifying termination. As a result, these amounts are included in the table entitled “Summary Compensation Table” above, but not in the table entitled “Potential Payments Upon Termination or Change in Control” below. However, the table entitled “Potential Payments Upon Termination or Change in Control” does include any additional amount of severance we are responsible for in excess of the balance in the severance fund at the time of a qualifying termination (in the event there is a shortfall) based on the legally mandated formula described above.
In addition to any severance fund shortfall, Mr. Sperling is also entitled to a minimum notice period under Israeli law in the event of an involuntary termination and to 90 days advanced notice of termination under his offer letter. Local company notice guidelines for our Israeli employees subsume this legal notice requirement and, in Mr. Sperling’s case, exceed the requirements of his offer letter. Assuming application of these local company guidelines, employees are entitled to between two weeks and three and one-half months of pay depending on the circumstances of the termination and the employee’s tenure. In Mr. Sperling’s case, assuming application of the guidelines at January 31, 2010, he would have been entitled to three and one-half months of notice, during which he would receive continued salary and all benefits.

Employees in the United Kingdom are entitled to severance payments under local U.K. company policy in the event of an involuntary termination in which the employee is made redundant (meaning that the termination resulted from us closing or downsizing our U.K. operations or a particular function). Under this policy, U.K. employees receive between two and three weeks of pay for each year of service depending on the employee’s age, with partial service years of six months or more being rounded up. Assuming the application of this local company policy at January 31, 2010, Mr. Parcell would have been entitled to three weeks of pay for each year of service in addition to the benefits provided under his employment agreement. The payment is comprised of salary, pro rata bonus, and car allowance, but no other benefits.
Because payments under the foregoing Israeli and U.K. company guidelines or policies do not arise until a qualifying termination event, these payments are included in the table entitled “Potential Payments Upon Termination or Change in Control” below, but not in the table entitled “Summary Compensation Table” above.
Potential Payments Upon Termination or Change in Control
The table below outlines the potential payments and benefits that would have become payable by us to our named executive officers in the event of an involuntary termination and/or a change in control, assuming that the relevant event occurred on January 31, 2010. In reviewing the table, please note the following:
•	The table does not include amounts that would be payable by third parties where we have no continuing liability, such as amounts payable under private insurance policies, government insurance such as social security or national insurance, or 401(k) or similar defined contribution retirement plans. As a result, the table does not reflect amounts payable to Mr. Sperling or Mr. Parcell under the applicable local company retirement plan or retirement fund, for which we have no liability at the time of payment.
•	Except as noted in the following bullet, the table does not include payments or benefits that are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors, such as short-term disability payments or payment for accrued but unused vacation.
•	The table includes all severance or notice payments for which we are financially responsible, even if such payments are available generally to all salaried employees in the country in which the executive officer is employed and do not discriminate in scope, terms, or operation in favor of our executive officers or directors.
•	With respect to Mr. Sperling’s severance fund, the table includes the difference between the amount that would have been owed to Mr. Sperling under applicable Israeli labor law in the event of an involuntary termination and the amount in his severance fund at January 31, 2010.
•	As noted in the previous section, as of January 31, 2010, Messrs. Bodner and Sperling had not entered into employment agreements with us, however, Mr. Sperling (but not Mr. Bodner) is included in the table below because he was entitled to certain statutory severance benefits and advanced notice payments, as described below.

•	The value of equity awards in the table below is based on the closing price of our common stock on the last trading day in the year ended January 31, 2010 ($18.30 on January 29, 2010).
•	Except with respect to tax gross up amounts, all amounts are calculated on a pre-tax basis.

				Accelerated	Cont. Health	Cont.	280G Tax
	Salary	Pro Rata	Additional	Equity	(present Insurance	Other	Gross up
	Continuation(1)	Bonus(2)	Bonus(3)	Awards(4)	Coverage value)(5)	Benefits(6)	(7)	Total
	($)	($)	($)	($)	($)	($)	($)	($)
Douglas Robinson Death	—	212,400	—	—	35,801	—	—	248,201
Disability	177,000	212,400	—	—	17,901	—	—	407,301
Resignation for Good Reason/Involuntary Termination without Cause	354,000	—	626,371	—	35,801	—	—	1,016,172
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	354,000	—	626,371	2,356,766	35,801	—	—	3,372,938
CIC Only (continued employment)	—	—	—	2,356,766	—	—	—	2,356,766
Elan Moriah Death	—	276,170	—	—	35,801	—	—	311,971
Disability	177,000	276,170	—	—	17,901	—	—	471,071
Resignation for Good Reason/Involuntary Termination without Cause	354,000	276,170	482,213	—	35,801	—	—	1,148,184
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	531,000	212,400	568,600	2,313,212	35,801	—	568,617	4,229,630
CIC Only (continued employment)	—	—	—	—	—	—	—	—
Meir Sperling Death	—	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—	—
Resignation for Good Reason/Involuntary Termination without Cause	97,201	—	200,000	—	15	27,642	—	324,858
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	97,201	—	200,000	—	15	27,642	—	324,858
CIC Only (continued employment)	—	—	—	—	—	—	—	—
David Parcell Death	—	127,936	—	—		—	—	127,936
Disability	—	127,936	—	—	—	—	—	127,936
Resignation for Good Reason/Involuntary Termination without Cause	471,334	271,269	330,440	—	2,535	33,058	—	1,108,636
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	471,334	271,269	330,440	2,395,067	2,535	33,058	—	3,503,703
CIC Only (continued employment)	—	—	—	—	—	—	—	—
Peter Fante Death	—	211,288	—	—	35,801	—	—	247,089
Disability	162,500	211,288	—	—	17,901	—	—	391,689
Resignation for Good Reason/Involuntary Termination without Cause	325,000	211,288	428,172	—	35,801	—	—	1,000,261
Resignation for Good Reason/Involuntary Termination without Cause in Connection with CIC	487,500	162,500	493,750	2,005,058	35,801	—	559,473	3,744,082
CIC Only (continued employment)	—	—	—	—	—	—	—	—

(1)	For Mr. Sperling, includes three and one-half months’ base salary during his notice period assuming the application of local company notice guidelines equaling NIS 361,344 ($97,201 based on the January 31, 2010 exchange rate of NIS 1 = $0.2690). For Mr. Parcell, includes six months of base salary during his contractual notice period, plus six months of severance under his supplemental employment contract, plus an additional 27 weeks of salary (assuming a termination event on January 31, 2010) assuming the application of local company redundancy policy, costing an aggregate of £294,731, or $471,334 as indicated in the table above, based on the January 31, 2010 exchange rate of £1= $1.5992.

(2)	For Mr. Parcell, includes six months’ worth (or 50%) of the average annual bonus paid or payable to him over the course of the three years ended January 31, 2010 as part of his six month contractual notice period, 100% of his target bonus that was set for the year ended January 31, 2010 (assuming a termination event on January 31, 2010) as part of his supplemental employment agreement plus an additional 27 week’s worth (assuming a termination event on January 31, 2010) of his three-year average annual bonus assuming the application of local company redundancy policy, costing an aggregate of £169,628, or $271,269 as indicated in the table above, based on the January 31, 2010 exchange rate of £1= $1.5992.

(3)	For Mr. Parcell, represents the average annual bonus paid or payable to him over the course of the three years ended January 31, 2010 as part of his supplemental employment agreement equaling £81,566 ($130,440 based on the January 31, 2010 exchange rate of £1= $1.5992). Includes a retention bonus of $250,000 in the case of Messrs. Robinson, Moriah, and Fante and of $200,000 in the case of Messrs. Parcell and Sperling payable in the case of an involuntary termination without cause only.

(4)	For equity awards other than stock options, value is calculated as the closing price of our common stock on the last trading day in the year ended January 31, 2010 ($18.30 on January 29, 2010) times the number of shares accelerating. Shares accelerating includes the actual number of performance shares ultimately earned for the January 31, 2010 performance period notwithstanding that the formal determination of the number of shares earned did not occur until March 17, 2010. For performance periods that had not yet been completed as of January 31, 2010, shares accelerating includes the target number of performance shares. For stock options, value is calculated as the difference between the closing price of our common stock on the last trading day in the year ended January 31, 2010 ($18.30 on January 29, 2010) and the option exercise price per share times the number of stock options accelerating.

(5)	For executive officers other than Messrs. Parcell and Sperling, amounts shown represent the actual cost of the contractually agreed number of months of COBRA payments. As of January 31, 2010, neither Mr. Parcell nor Mr. Sperling was entitled to company-paid or reimbursed health insurance following a termination event, however, Mr. Parcell was entitled to continued health benefits during his six-month notice period costing £1,585 or $2,535 as indicated in the table above, based on the January 31, 2010 exchange rate of £1= $1.5992 and Mr. Sperling was entitled to continued health benefits during his notice period assuming the application of local company notice guidelines costing NIS 57, or $15 as indicated in the table above, based on the January 31, 2010 exchange rate of NIS 1 = $0.2690.

(6)	For Mr. Sperling, assuming the application of local company notice guidelines, includes three and one-half months of continued contributions to his retirement fund of NIS 20,055 ($5,395), to his severance fund of NIS 30,509 ($8,207), to his study fund of NIS 27,101 ($7,290), disability insurance premiums of NIS 9,034 ($2,430), a statutory recreation payment of NIS 694 ($187), and use of a company car plus a fuel reimbursement allowance costing NIS 15,365 ($4,133) for the period, for a total of NIS 102,758 ($27,642), in each case, based on the January 31, 2010 exchange rate of NIS 1 = $0.2690. For Mr. Parcell, includes six months of continued retirement plan contributions, car allowance/fuel reimbursement allowance, and insurance premiums during his contractual notice period costing £6,360 ($10,171), £6,892 ($11,021), and £1,286 ($2,057), respectively, plus an additional 27 weeks of car allowance assuming the application of local company redundancy policy, costing £6,134 ($9,809), for a total of £19,686 ($31,482), in each case, based on the January 31, 2010 exchange rate of £1= $1.5992.

(7)	The tax reimbursement amount represents a reasonable estimate of costs to cover the excise tax liability under Internal Revenue Code Section 4999 and the subsequent federal, state and FICA taxes on the reimbursement payment. With respect to tax gross-ups, the assumptions used to calculate this estimate are: an excise tax rate under 280G of the Internal Revenue Code of 20%, a federal, state (New York), and FICA tax blended rate of 42.28% (a 35% federal income tax rate, a 8.97% state income tax rate, and a 1.45% Medicare tax rate). These calculations do not take into account the value of any covenant not to compete that may affect the calculation of any “excess parachute payment”.
Subsequent to January 31, 2010, on February 23, 2010, Mr. Bodner entered into an employment agreement with us which provided him with significant severance and/or change in control benefits. The terms of this new agreement are described in greater detail under “— Executive Officer Severance Benefits and Change in Control Provisions” above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No executive officer has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the company’s board of directors or compensation committee. None of the members of the compensation committee is or has ever been an officer or employee of the company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of November 15, 2010 (the “Reference Date”) by:
•	each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of common stock as of the Reference Date;
•	each member of our board of directors and each of our named executive officers; and
•	all members of our board of directors and our executive officers as a group.
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security. A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within 60 days from the Reference Date through the exercise of any option, warrant, or right. Shares of our common stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 36,655,975 shares of common stock outstanding as of the Reference Date and exclude approximately 10.3 million shares of common stock issuable to Comverse upon conversion of shares of Preferred Stock (if converted on the Reference Date). The foregoing outstanding share number includes employee equity awards that have been settled but excludes awards that are vested but not yet delivered. The table below, however, includes awards that have vested or will vest within 60 days of the Reference Date even if the underlying shares have not yet been delivered.

		Number of Shares		Percentage of Total
Name of Beneficial Owner	Class	Beneficially Owned(1)		Shares Outstanding

Principal Stockholders: Comverse Technology, Inc. 810 Seventh Avenue New York, NY 10019	Common	18,589,023	(2)	50.7	%(2)

Comverse Technology, Inc. 810 Seventh Avenue New York, NY 10019	Series A Preferred	10,270,695	(3)	100	%(4)

Cadian Capital Management, LLC (5) 461 Fifth Avenue 24th Floor New York, NY 10017	Common	2,302,525	(5)	6.3%

Sankaty (6) 111 Huntington Avenue Boston, MA 02199	Common	1,999,505	(6)	5.5%

Directors and Executive Officers:
Dan Bodner	Common	515,684	(7)	1.4%
Douglas E. Robinson	Common	53,021	(8)	*
Peter Fante	Common	38,750	(9)	*
Elan Moriah	Common	94,368	(10)	*
David Parcell	Common	31,250	(11)	*
Meir Sperling	Common	96,227	(12)	*
Paul D. Baker	Common	10,723	(13)	*
John Bunyan	Common	0	(14)	*
Charles Burdick	Common	0	(15)	*
Andre Dahan	Common	0	(16)	*
Victor A. DeMarines	Common	34,000	(17)	*
Kenneth A. Minihan	Common	35,000	(18)	*
Larry Myers	Common	17,000	(19)	*
Howard Safir	Common	34,000	(20)	*
Shefali Shah	Common	0	(21)	*
Lauren Wright	Common	0	(22)	*
All executive officers and directors as a group (sixteen persons)		960,023		2.6%

*	Less than 1%

(1)	Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all shares listed as owned by such person or entity.

(2)	Represents shares of common stock directly owned by Comverse. Comverse beneficially owns an additional 10.3 million shares of common stock issuable upon conversion of our preferred stock, which together with the common stock directly owned by Comverse would equal 61.5% of our common stock. See “Description of Capital Stock” for details on the conversion rights of the preferred stock. See “Certain Relationships and Related Party Transactions” for details on the conversion rights of the preferred stock.

(3)	Reflects the number of shares of common stock issuable to Comverse upon conversion of 293,000 shares of preferred stock if the preferred stock were converted into common stock within 60 days after the Reference Date inclusive of the effect of additional dividend accruals on the preferred stock during such 60 day period. If converted on the Reference Date, the preferred stock would be converted into approximately 10.3 million shares of common stock as indicated in the lead in to the table.

(4)	Comverse is the sole holder of our preferred stock. See “Certain Relationships and Related Party Transactions” for details on the rights of the preferred stock. At a special meeting of our stockholders, held on October 5, 2010, the conversion feature of our Preferred Stock was approved by our stockholders.

(5)	As reported in the Schedule 13G filed with the SEC on January 15, 2010 by Cadian Capital Management, LLC, or CCM, on behalf of itself and Eric Bannasch, CCM and Eric Bannasch have shared voting and dispositive power over all the shares.

(6)	As reported in the Schedule 13G filed with the SEC on November 12, 2010 by Sankaty Credit Opportunities III, L.P. (“COPS III”), Sankaty Credit Opportunities IV, L.P. (“COPS IV”), Sankaty Credit Opportunities (Offshore) IV, L.P. (“COPS IV Offshore”), Sankaty Managed Account (PSERS), L.P. (“PSERS”, and Sankaty Advisors, LLC (“Sankaty Advisors”) (collectively, “Sankaty”). Each of Sankaty has sole voting and dispositive power over the following shares: COPS III — 401,546 shares; COPS IV — 581,920 shares; COPS IV Offshore — 749,698 shares; PSERS — 71,151 shares; and Sankaty Advisors — 195,190 shares.

(7)	Includes options to purchase 261,835 shares of common stock which are currently exercisable. Includes 253,849 shares of restricted stock which are fully vested. Mr. Bodner beneficially owns options to purchase 4,781 shares of Comverse common stock exercisable within 60 days after the Reference Date.

(8)	Consists of 53,021 shares of restricted stock which are fully vested.

(9)	Includes options to purchase 38,750 shares of common stock which are currently exercisable.

(10)	Includes options to purchase 68,642 shares of common stock which are currently exercisable. Includes 25,726 shares of restricted stock which are fully vested.

(11)	Includes options to purchase 31,250 shares of common stock which are currently exercisable.

(12)	Includes options to purchase 70,000 shares of common stock which are currently exercisable. Includes 26,227 shares of restricted stock which are fully vested.

(13)	Includes options to purchase 10,223 shares of common stock which are currently exercisable and 500 shares of common stock held following the exercise of stock options. Mr. Baker beneficially owns 12,000 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Mr. Baker also beneficially owns options to purchase 81,250 shares of Comverse common stock exercisable within 60 days after the Reference Date. Mr. Baker is a senior executive at Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(14)	Mr. Bunyan beneficially owns 81,000 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Mr. Bunyan is a senior executive at Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(15)	Charles Burdick beneficially owns 46,107 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Mr. Burdick is a director of Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(16)	Mr. Dahan beneficially owns 502,823 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Mr. Dahan is President, Chief Executive Officer, and a director of Comverse. He disclaims beneficial ownership of any of our securities held by Comverse.

(17)	Includes options to purchase 17,000 shares of common stock which are currently exercisable. Includes 17,000 shares of restricted stock, 12,000 of which are fully vested and of which 5,000 are unvested and subject to forfeiture.

(18)	Includes options to purchase 18,000 shares of common stock which are currently exercisable. Includes 17,000 shares of restricted stock, 12,000 of which are fully vested and of which 5,000 are unvested and subject to forfeiture.

(19)	Includes options to purchase 6,000 shares of common stock which are currently exercisable. Includes 11,000 shares of restricted stock, 6,000 of which are fully vested and of which 5,000 are unvested and subject to forfeiture.

(20)	Includes options to purchase 23,000 shares of common stock which are currently exercisable. Includes 11,000 shares of restricted stock, 6,000 of which are fully vested and of which 5,000 are unvested and subject to forfeiture.

(21)	Ms. Shah beneficially owns 44,667 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Ms. Shah is a senior executive at Comverse. She disclaims beneficial ownership of any of our securities held by Comverse.

(22)	Ms. Wright beneficially owns 55,001 shares of Comverse common stock deliverable in settlement of vested deferred stock unit awards on the first date within calendar 2010 on which such shares are the subject of an effective Registration Statement on Form S-8 and no resale restrictions apply. Ms. Wright is a senior executive at Comverse. She disclaims beneficial ownership of any of our securities held by Comverse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
Based solely on review of the copies of such reports furnished to us, or written representations that no reports were required, we believe that during the year ended January 31, 2010, our directors, executive officers, and 10% stockholders complied with all filing requirements except that:
•	an untimely Form 4 was filed by Messrs. DeMarines, Minihan, Myers, and Safir on May 20, 2009; and
•	an untimely Form 4 was filed by Messrs. Fante, Moriah and Parcell on February 8, 2010.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following summarizes various agreements in place between Verint and related parties, principally Comverse (our majority stockholder) and its affiliates.
Under our audit committee charter, all related-party transactions (other than director and officer compensation arrangements approved by the full board of directors or the compensation committee) must be approved in advance by the audit committee of our board of directors. In addition to the requirements of our audit committee charter, we have a written policy regarding the approval of related-party transactions. Such policy provides that any related-party transaction, which includes any financial transaction, arrangement, or relationship between us and a related party, or any series of similar transactions, arrangements, or relationships between us and a related party, wherein the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, shall be described in writing and submitted to our Chief Compliance Officer prior to the transaction. Such proposed related-party transaction shall be reviewed by our Chief Compliance Officer and/or Chief Financial Officer and shall be submitted to our Audit Committee for its review and approval. Our Chief Compliance Officer, Chief Financial Officer, and Audit Committee will consider several factors in their review, including the fairness of the terms of the transaction, the role of the related party in the transaction, and whether the transaction could have an effect on the status of any director or director nominees as an independent director under applicable rules. The audit committee has reviewed and approved all of the agreements and transactions referred to in this section.
Comverse Preferred Stock Financing Agreements
On May 25, 2007, in connection with our acquisition of Witness, we entered into the Securities Purchase Agreement with Comverse pursuant to which Comverse purchased, for cash, an aggregate of 293,000 shares of our Preferred Stock, at an aggregate purchase price of $293.0 million. Proceeds from the issuance of the Preferred Stock were used, together with the proceeds of the $650.0 million term loan under our credit agreement and cash on hand, to finance the consideration for the acquisition.

The terms of the Preferred Stock are set forth in the Certificate of Designation.
The Preferred Stock was issued at a purchase price of $1,000 per share and ranks senior to our common stock. The Preferred Stock has an initial liquidation preference equal to the purchase price of the Preferred Stock, or $1,000 per share. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the company, the holders of the Preferred Stock will be entitled to receive, out of the assets available for distribution to our stockholders and before any distribution of assets is made on our common stock, an amount equal to the then-current liquidation preference plus accrued and unpaid dividends.
Cash dividends on the Preferred Stock are cumulative and are accrued quarterly at a specified dividend rate on the liquidation preference in effect at such time. Initially, the specified dividend rate was 4.25% per annum per share, however, in accordance with the terms of the Certificate of Designation, beginning with the first quarter after the initial interest rate on the term loan under our credit agreement had been reduced by 50 basis points or more (i.e., the quarter ended January 31, 2008), the dividend rate was reset to 3.875% per annum and is now fixed at this level. If we determine that we are prohibited from paying cash dividends on the Preferred Stock under the terms of our credit agreement or other debt instruments, we may elect to make such dividend payments in shares of our common stock, which common stock will be valued at 95% of the volume weighted-average price of our common stock for each of the five consecutive trading days ending on the second trading day immediately prior to the record date for such dividend.
Each share of Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share of Preferred Stock is convertible at the Conversion Rate in effect on the date the Preferred Stock was issued to Comverse (the “Issue Date”). In addition, each share of Preferred Stock is convertible, at the option of the holder, into a number of shares of our common stock equal to the liquidation preference then in effect divided by the conversion price then in effect, which was initially set at $32.66 (as adjusted from time to time, the “Conversion Rate”). The initial Conversion Rate is set at 30.6185 shares of common stock for each share of Preferred Stock that is converted. We also have the right in certain circumstances to cause the mandatory conversion of the Preferred Stock into shares of common stock at the then-applicable Conversion Rate.
At any time on or after the second anniversary of the Issue Date, we may force the conversion of all, but not less than all, of the Preferred Stock into common stock at our option, but only if the closing sale price of our common stock immediately prior to such conversion equals or exceeds the conversion price then in effect by: (a) 150%, if the conversion is on or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date, (b) 140%, if the conversion is on or after the third anniversary of the Issue Date but prior to the fourth anniversary of the Issue Date, or (c) 135%, if the conversion is on or after the fourth anniversary of the Issue Date.
The terms of the Preferred Stock also provide that upon a fundamental change, as defined in the Certificate of Designation, the holders of the Preferred Stock will have the right to require us to repurchase the Preferred Stock for 100% of the liquidation preference then in effect. If we fail to repurchase the Preferred Stock as required upon a fundamental change, then the number of directors constituting the board of directors will be increased by two, and the holders of the Preferred Stock will have the right to elect two directors to fill such vacancies. Upon repurchase of the Preferred Stock subject to the fundamental change repurchase right, the holders of the Preferred Stock will no longer have the right to elect additional directors, the term of office of each additional director will terminate immediately upon such repurchase, and the number of directors will, without further action, be reduced by two. In addition, in the event of a fundamental change, the Conversion Rate will be increased to provide for additional shares of common stock issuable to the holders of the Preferred Stock upon conversion, based on a sliding scale depending on the acquisition price, as defined in the Certificate of Designation, ranging from zero to 3.7 additional shares of common stock for every share of Preferred Stock converted into common stock following a fundamental change.

Comverse has had the right to sell the Preferred Stock since November 25, 2007 in either private or public transactions. Pursuant to a registration rights agreement we entered into concurrently with the Securities Purchase Agreement (the “New Registration Rights Agreement”), commencing 180 days after we regain compliance with SEC reporting requirements, Comverse will be entitled to two demands to require us to register (which may be underwritten registrations, upon Comverse’s request) the Preferred Stock and the shares of common stock underlying the Preferred Stock for resale under the Securities Act. We are not, however, required to comply with a demand request if (a) any such request is within 12 months after the effective date of a prior demand registration, (b)(i) within the 90-day period preceding the request, we have effected (x) any registration other than an underwritten registration pursuant to which Comverse was entitled to participate without any limitation on its ability to include all of its registrable securities requested to be included therein or (y) an underwritten registration pursuant to which Comverse was entitled to participate and include between 25% to 50% of the registrable securities requested to be included therein, or (ii) within the 180-day period preceding such request, we have effected an underwritten registration pursuant to which Comverse was entitled to participate and include more than 50% of the registrable securities requested to be included therein, (c) a registration statement is effective at the time the request is made, pursuant to which Comverse can effect the disposition of its registrable securities in the manner requested, (d) the registrable securities requested to be registered (i) have an aggregate then-current market value of less than $100.0 million (before deducting any underwriting discounts and commission) or (ii) constitute less than all remaining registrable securities if less than $100.0 million of then-current market value of registrable securities are then outstanding; or (e) during the pendency of any blackout period (as defined in the New Registration Rights Agreement).
The New Registration Rights Agreement also gives Comverse unlimited piggyback registration rights on certain Securities Act registrations filed by us on our own behalf or on behalf of other stockholders.
We have agreed to pay all expenses that result from a registration under the New Registration Rights Agreement, other than underwriting commissions and taxes. We have also agreed to indemnify Comverse, its directors, officers and employees against liabilities that may that may arise from sale of shares registered pursuant to the New Registration Rights Agreement, including Securities Act liabilities.
Comverse may transfer its rights under the New Registration Rights Agreement to any transferee of the registrable securities that is an affiliate of Comverse or any other subsequent transferee; provided that in each case such affiliate or transferee becomes a party to the New Registration Rights Agreement by executing a joinder agreement agreeing to be bound by all of the terms and conditions of the New Registration Rights Agreement.

Comverse Original Registration Rights Agreement
Comverse’s rights under the New Registration Rights Agreement are in addition to its rights under a previous registration rights agreement we entered into with Comverse shortly before our IPO in 2002. This registration rights agreement (the “Original Registration Rights Agreement”) covers all shares of common stock then held by Comverse and any additional shares of common stock acquired by Comverse at a later date. Under the Original Registration Rights Agreement, Comverse is entitled to unlimited demand registrations of its shares on Form S-3. If we are not eligible to use Form S-3, Comverse is also entitled to one demand registration on Form S-1. Under the agreement, we are not required to comply with a demand request made by Comverse less than 90 days after the effective date of a prior demand request made under this registration rights agreement. We may also delay satisfying a demand request if (i) we are in the process of preparing a registration statement at the time the demand request is received which we intend to file within 90 days from the date of Comverse’s demand request or (ii) the board of directors determines in good faith that filing a registration statement in response to a demand request would either require us to publicly disclose information which would have a material adverse effect on us or would be seriously detrimental to us or our stockholders, or could interfere with, or would require us to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving us or our subsidiaries.
Like the New Registration Rights Agreement, the Original Registration Rights Agreement also provides that Comverse will have unlimited piggyback registration rights, that we will pay all expenses of a registration under the agreement (other than underwriting commissions and taxes), that we will indemnify Comverse and its affiliates from liabilities that may result from the sale of our stock under the agreement, and that Comverse may transfer its rights under the agreement to an affiliate or other subsequent transferee subject to the transferee signing a joinder to the agreement.
Other Agreements with Comverse
Federal Income Tax Sharing Agreement
We are party to a tax sharing agreement with Comverse which applies to periods prior to our IPO in which we were included in Comverse’s consolidated federal tax return. By virtue of its controlling ownership and this tax sharing agreement, Comverse effectively controls all of our tax decisions for periods ending prior to the completion of our IPO. Under the agreement, for periods during which we were included in Comverse’s consolidated tax return, we were required to pay Comverse an amount equal to the tax liability we would have owed, if any, had we filed a federal tax return on our own, as computed by Comverse in its reasonable discretion. Under the agreement, we were not entitled to receive any payments from Comverse in respect of, or to otherwise take advantage of, any loss resulting from the calculation of our separate tax liability. The tax sharing agreement also provided for certain payments in the event of adjustments to the group’s tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations for the final year in which we were part of the Comverse consolidated group for tax purposes.

Business Opportunities Agreement
We are party to a business opportunities agreement with Comverse which addresses potential conflicts of interest between Comverse and us. This agreement allocates between Comverse and us opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. Under the agreement, each party is precluded from pursuing opportunities it may become aware of which are offered to an employee of the other party, even if such employee serves as a director of the other entity. For example, if one of the directors on our board designated by Comverse becomes aware of an opportunity that might be of interest to us, we cannot pursue that opportunity unless and until Comverse has failed to pursue it. The agreement also allocates to Comverse in the first instance a common interest opportunity which is offered to a person who is an employee of both Comverse and us or a director of both Comverse and us. We have also agreed to indemnify Comverse and its directors, officers, employees and agents against any liabilities as a result of any claim that any provision of the agreement, or the failure to offer any business opportunity to us, violates or breaches any duty that may be owed to us by Comverse or any such person. Unless earlier terminated by the parties, the agreement will remain in place until Comverse no longer holds 20% of our voting power and no one on our board is a director or employee of Comverse.
We have in the past and may from time to time in the future enter into other agreements with Comverse or its subsidiaries. For example, in the past we have been party to certain intercompany services agreements with Comverse or its subsidiaries relating to shared computer services, insurance, and use of personnel, as well as a patent cross-license agreement involving a third party. We believe that the terms of any such agreements have been, and expect that in the future any such terms would be, no less favorable to us than those we could obtain from an unaffiliated third party. Other than as described elsewhere in this section, we do not believe that any of these historical agreements are currently material to us or to Comverse.
AUDIT MATTERS
Audit Committee Pre-Approval Procedures
The audit committee of our board of directors is directly responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with the audit committee’s charter, it must approve, in advance of the service, all audit and permissible non-audit services to be provided by our independent registered public accounting firm and establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services. Our independent registered public accounting firm may not be retained to perform non-audit services specified in Section 10A(g) of the Exchange Act.
By policy, all services (audit and non-audit) to be provided by the independent registered public accounting firm must be pre-approved by the audit committee. The committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.
The audit committee appointed Deloitte & Touche LLP as our auditors for the years ended January 31, 2010 and 2009. Deloitte & Touche LLP has advised the audit committee that they are independent accountants with respect to our company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC.

In conjunction with our management, the audit committee regularly reviews the services and fees from its independent registered public accounting firm. Our audit committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of Deloitte & Touche LLP.
In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during the years ended January 31, 2010 and 2009. Our audit committee has determined that these services did not impair Deloitte & Touche LLP’s independence from Verint.
Fees of Independent Registered Public Accountants
For work performed in regard to the years ended January 31, 2010 and 2009, we paid Deloitte & Touche LLP the following fees for services, as categorized:

	Year Ended January 31,
(in thousands)	2010	2009
Audit fees (1)	$28,170	$13,171
Audit-related fees (2)	—	—
Tax fees (3)	908	105
All other fees (4)	9	13

Total fees	$29,087	$13,289

(1)	“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions, and statutory audit fees.

(2)	“Audit-related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3)	“Tax fees” include fees for tax compliance and advice.

(4)	“All other fees” include fees for all other non-audit services. For the year ended January 31, 2010, these fees were incurred for assistance to respond to an HMRC inquiry in the U.K. For the year ended January 31, 2009, we incurred these fees to license an online accounting research tool.
REPORT OF THE AUDIT COMMITTEE
Role of the Audit Committee
The primary purpose of the audit committee is to assist the board of directors in its general oversight of Verint’s financial reporting process, including its internal controls and audit functions, as well as oversight of the its Code of Business Conduct and Ethics for Senior Officers and the Code of Conduct for all employees. The responsibilities of the audit committee are more fully described in its amended charter, which can be found on our website (www.verint.com) under the “Investor Relations” tab and is also available in print. One of the audit committee’s key responsibilities, as reflected in its charter, is to select, compensate, evaluate, and, when appropriate, replace Verint’s independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Review of Verint’s Audited Financial Statements for the Year Ended January 31, 2010
Management is primarily responsible for the preparation, presentation, and integrity of Verint’s financial statements. The audit committee reviews Verint’s financial statements on a quarterly and annual basis, and in connection with this discusses Verint’s financial statements with management and the independent registered public accounting firm. The audit committee has reviewed Verint’s audited financial statements for the year ended January 31, 2010 and discussed them with management. In May 2010, the audit committee reviewed Verint’s audited financial statements and footnotes for inclusion in Verint’s Annual Report on Form 10-K for the year ended January 31, 2010. Based on this review and prior discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors that Verint’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 31, 2010 for filing with the SEC.
Review and Discussions with the Independent Registered Public Accounting Firm
Verint’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements of Verint, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. Deloitte & Touche LLP also is responsible for performing a review of Verint’s quarterly financial results, which are published in the Company’s earnings releases and Forms 10-Q.
The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89, SAS No. 90 and Rule 2-07 of Regulation S-X regarding the independent registered public accounting firm’s judgments about the quality of Verint’s accounting principles as applied in its financial reporting. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board Rule 3526 and has discussed with Deloitte & Touche LLP its independence, including considering whether the independent registered public accounting firm’s provision of non-audit services to Verint is compatible with the independent registered public accounting firm’s independence.
The audit committee discussed with Verint’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations, the evaluations of Verint’s internal controls, and the overall quality of Verint’s financial reporting. The audit committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting, and internal control issues.
Audit Committee:
Larry Myers (Chair)
Victor A. DeMarines
Kenneth A. Miniham
Howard Safir

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
Proposals which stockholders desire to have included in our proxy statement for the 2011 Annual Meeting, pursuant to Exchange Act Regulation 14a-8, must be addressed to our Secretary and received by us not later than the close of business on the 10th day following the day on which such notice of the date of the 2011 Annual Meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs (the “Proposal Date”). We intend to make such public announcement by a Current Report on Form 8-K. Such proposals must be addressed to Verint Systems Inc., at 330 South Service Road, Melville, New York 11747, and should be submitted to the attention of Peter Fante by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2011 Annual Meeting of Stockholders is the Proposal Date. If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2011 Annual Meeting. The requirements found in our Amended and Restated By-laws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.
Stockholders who wish to recommend individuals as nominees for director for consideration by the board of directors may do so by submitting a written recommendation to our Secretary. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act and the rules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on our books, and of such beneficial owner and the class and number of shares of our stock which are owned beneficially and of record by such stockholder and such beneficial owner. Recommendations received no later than the Proposal Date will be considered for nomination at the 2011 Annual Meeting of Stockholders.
SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers, and employees by personal interview or telephone. Such directors, officers, and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

ANNUAL REPORT
Our Annual Report on Form 10-K for the year ended January 31, 2010, was filed with the SEC on May 19, 2010 and amended on June 18, 2010 on Form 10-K/A, and such Form 10-K and Form 10-K/A are being sent to stockholders on or about December 10, 2010. Stockholders are referred to that report for financial and other information about us. A copy of that report can be obtained, free of charge, by submitting a written request to Verint Systems Inc., Attn: Secretary, 330 South Service Road, Melville, New York 11747. That report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

Peter Fante
Secretary
Melville, New York
December 10, 2010

DIRECTIONS TO FISCAL 2010 ANNUAL MEETING LOCATION
Hilton Garden Inn
1575 Round Swamp Road, Plainview, New York, USA 11803
Tel: 1-516-755-5552 Fax: 1-516-755-5592
Traveling from the East:
Take the Long Island Expressway (I-495) to Round Swamp Road. Exit 48. Proceed down the exit ramp to traffic light. Turn left onto Round Swamp Road and continue under the expressway to the traffic light. Continue straight after light. The hotel entrance is the second left.
Traveling from the West:
Take the Long Island Expressway (I-495) to Round Swamp Road exit 48. Proceed down the exit ramp to traffic light. Turn right onto Round Swamp Road. The hotel entrance is the second left.
Driving Directions from JFK International Airport:
Exit JFK International Airport to Belt Parkway East. Continue on the Belt Parkway to the Cross Island Expressway North to the Grand Central Parkway. The Grand Central Parkway becomes the Northern State Parkway. Stay on the NSP to Exit 37A Long Island (I-495). Upon accessing the LIE stay in the right lane. First exit is Round Swamp Rd (exit 48). Proceed down exit ramp to traffic light. Make a right on Round Swamp Road. The hotel entrance is the second left.
(Drive time is 30 minutes. 28 miles from Airport to Hotel.)
Driving Directions from LaGuardia Airport:
Exit LaGuardia Airport to Grand Central Parkway East. The Grand Central Parkway becomes the Northern State Parkway. Proceed Eastbound on the Northern State Parkway to Exit 37A. (Long Island Expressway I-495) Upon accessing the LIE stay in the right lane. First exit is Round Swamp Rd (exit 48). Proceed down exit ramp to traffic light. Make a right on Round Swamp Road. The hotel entrance is the second left.
(Drive time is 40 minutes. 30 miles from Airport to hotel.)
Driving Directions from Long Island MacArthur Airport:
Exit Airport to right onto Veterans Highway and continue to the Long Island Expressway (I-495) west. Take the LIE Westbound to Exit 48, Round Swamp Road. Proceed down the exit ramp to the traffic light. Turn left onto Round Swamp Road and continue under the expressway to the traffic light. Continue straight after light. The hotel entrance is the second left.
(Drive time is 20 minutes. 15 miles from Airport to hotel.)

FORM OF PROXY CARD
Verint Systems Inc.
This proxy is solicited by the Board of Directors for
the Annual Meeting of Stockholders to be held on January 6, 2011
The undersigned hereby appoints Dan Bodner, Douglas Robinson and Peter Fante, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Fiscal 2010 Annual Meeting of Stockholders of Verint Systems Inc. to be held on January 6, 2011 at 11:00 A.M. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York, 11803, and any adjournment or postponement thereof, and to vote as shown on this card.
Please specify your choices by marking the boxes. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete this proxy card and mail it in the enclosed return envelope.
The undersigned acknowledges receipt of the Notice of Fiscal 2010 Annual Meeting of Stockholders and the proxy statement furnished therewith.
YOUR VOTE IS IMPORTANT. CASTING YOUR VOTE IN THE WAY DESCRIBED ON THIS PROXY CARD VOTES ALL COMMON SHARES OF VERINT SYSTEMS INC. THAT YOU ARE ENTITLED TO VOTE. FOR SHARES REGISTERED IN YOUR NAME, UNLESS YOU ATTEND THE ANNUAL MEETING IN PERSON, YOUR PROXY MUST BE RECEIVED BY 11:59 P.M. (EASTERN TIME) ON JANUARY 5, 2011.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 6, 2011. The Verint Systems Inc. Notice of Annual Meeting and Proxy Statement, Form 10-K and Form 10-K/A are available at www.proxyvote.com.
(Please be sure to sign and date the Proxy in the box below)

A. Proposals — The Board of Directors recommends a vote FOR Proposals (1), (2), (3), (4), and (5).

1.	Election of directors: Paul D. Baker, Dan Bodner, John Bunyan, Charles Burdick, Andre Dahan, Victor A. DeMarines, Larry Myers, Howard Safir and Shefali Shah.	2.	Ratification of the appointment of Deloitte & Touche LLP as Verint’s independent registered public accountants for the year ending January 31, 2011.

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT		☐ FOR ☐ AGAINST ☐ ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominees name in the space provided below:

3.	Transaction of such other business as may properly come before the Fiscal 2010 Annual Meeting or any adjournment or postponement thereof.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. Non-Voting Items
Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) please print date	Signature 1 – please keep signature	Signature 2 – please keep signature
below	within box	within box

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.
If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Ú DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL Ú

Verint Systems Inc.
330 South Service Road
Melville, New York 11747
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE RETURN ENVELOPE PROVIDED: